UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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COACH, INC.

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516 West 34th Street
New York, NY 10001

September 24, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Coach, Inc., to be held at 9:00 a.m., Eastern time, on November 3, 2010 at the Company’s offices, 516 West 34th Street, New York, New York, 10001.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2010 Annual Meeting of Stockholders and Proxy Statement.

Fiscal 2010 was a year of many milestones, including the first full year of direct operation of our stores in China — where sales at retail doubled — the opening of our first standalone Men’s stores, and our expansion into Western Europe, as we laid the groundwork for strong top and bottom line results in the years ahead. Our growth in the past year demonstrates our ability to effectively navigate a volatile environment by evolving our merchandising, marketing and pricing strategies. Our performance also reflects the increasing globalization of the Coach brand, as we strive to replicate our success formula in emerging markets such as China. As we enter fiscal year 2011, we remain confident in our growth prospects and ability to drive sales and earnings at a double-digit pace, given the current strength of the Coach business and our increasing global expansion. We look forward to seeing you at our 2010 Stockholders Meeting.

It is important that your shares be represented at the 2010 Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. Accordingly, please vote your shares as soon as possible in accordance with the instructions you received. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.

Thank you for your continued support.

Sincerely,

Lew Frankfort
Chairman and Chief Executive Officer

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

We will hold the 2010 Annual Meeting of Stockholders of Coach, Inc., a Maryland corporation (the “Company” or “Coach”), at the Company’s offices, 516 West 34th Street, New York, New York, 10001, on November 3, 2010, at 9:00 a.m., Eastern time, for the following purposes:

1.	To elect seven Directors of Coach;
2.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2011;
3.	To approve the Coach, Inc. 2010 Stock Incentive Plan;
4.	To vote on a stockholder proposal; and
5.	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the accompanying proxy statement. The Board of Directors has fixed the close of business on September 7, 2010 as the record date for the meeting, and only holders of record of common stock at such time will be entitled to notice of or to vote at the meeting or any adjournment or postponement thereof.

By order of the Board of Directors,

Todd Kahn
Senior Vice President, General Counsel and Secretary

New York, New York
September 24, 2010

YOUR VOTE IS IMPORTANT

Because of a change in New York Stock Exchange rules, unlike at previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We strongly encourage you to provide directions to vote your shares and exercise your right to vote as a stockholder.

Regardless of whether you plan to attend the meeting, please follow the instructions you received to authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented at the meeting. Stockholders of record, or beneficial stockholders named as proxies by their stockholders of record, who attend the meeting may vote their shares personally, even though they have sent in proxies or authorized a proxy to vote online.

Help us make a difference by eliminating paper proxy mailings to your home or business: with your consent, we will provide all future proxy voting materials and annual reports to you electronically. Instructions for consenting to electronic delivery can be found on your proxy card. Your consent to receive stockholder materials electronically will remain in effect until cancelled.

516 West 34th Street
New York, NY 10001

PROXY STATEMENT

Annual Meeting of Stockholders of Coach, Inc. to be held on Wednesday, November 3, 2010

Some Questions You May Have Regarding This Proxy Statement

Q:	What is the purpose of these materials?
A:	The accompanying proxy is solicited on behalf of the Board of Directors of Coach, Inc., a Maryland corporation (the “Company” or “Coach”). We are providing these proxy materials to you in connection with our Annual Meeting of Stockholders, to be held at the Company’s offices, 516 West 34th Street, New York, NY 10001 on Wednesday, November 3, 2010 at 9:00 a.m. Eastern time. As a stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.
Q:	What information is contained in these materials?
A:	The information included in this proxy statement relates to the proposals to be considered and voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended July 3, 2010 is available to review with this proxy statement. We are mailing notices of Coach’s Annual Meeting and instructions on how to access the proxy statement (or, for those who request it, a hard copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about September 24, 2010.
Q:	What proposals will be voted on at the meeting?
A:	There are four proposals to be considered and voted on at the meeting, which are:
1.	To elect seven Directors of Coach, Inc.;
2.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2011;
3.	To approve the Coach, Inc. 2010 Stock Incentive Plan; and
4.	To vote on a stockholder proposal.

Our Board is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on your proxy will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their discretion on the matter.

Q:	Does the Board of Directors recommend voting in favor of the proposals?
A:	Our Board unanimously recommends that you vote your shares “FOR” proposals 1, 2 and 3 described above and “AGAINST” proposal 4.
Q:	What shares can I vote?
A:	You may vote all of the shares of our common stock that you owned at the close of business on September 7, 2010, the record date.
Q:	What classes of shares are entitled to be voted?
A:	Holders of our common stock are entitled to one vote for each share of stock held by them as of the close of business on the September 7, 2010 record date. On the record date, Coach had 295,205,279 shares of common stock outstanding and entitled to be voted at the meeting.

Q:	What do I need to do now?
A:	Please carefully consider the information contained in this proxy statement and respond as soon as possible so that your shares will be represented at the meeting. You can respond by following the instructions for granting a proxy to vote on the notice you received for the meeting; if you received paper copies of Coach’s proxy materials, you can respond by completing, signing and dating your proxy card and returning it in the enclosed envelope. Alternatively, you may attend the Annual Meeting and vote your shares in person. If you grant a proxy to vote online or mail in a proxy card, you may still attend the meeting and vote in person; in this case, only your in-person votes will count.
Q:	Do I need to attend the meeting?
A:	No. You may authorize your shares to be voted by following the instructions presented in the notice you received or, if you requested a paper proxy card, by completing, signing and dating your proxy card and returning it in the envelope provided to you.
Q:	If I wish to attend the meeting, what identification must I show to be admitted?
A:	All stockholders should bring a driver’s license, passport or other form of government-issued identification to verify their identities. In addition:
•	If your shares of Coach stock are held through a broker or other financial institution (the large majority of Coach shares are held in this way, also commonly called “street name”), you will need to bring either (1) a letter from your broker stating that you held Coach shares through that institution as of the record date for the meeting or (2) a copy of the notice of annual meeting document you received in the mail for our annual meeting.
•	If you are a registered stockholder (meaning that your shares are held directly with Coach’s registrar and transfer agent) whose shares are registered in your own name, you do not need anything additional, since we can check your name against the list of registered stockholders at the door.

Stockholders whose shares are held jointly or through a company, group or other institution may bring one other person with them to attend the meeting. Please understand that for security reasons, we cannot admit to the meeting people who lack the proper identification described above.

Q:	What constitutes a quorum, and why is a quorum required?
A:	A quorum is required for the Coach stockholders to conduct business at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the meeting. Proxies received but marked as abstentions, if any, and broker non-votes described below, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
Q:	What is the voting requirement to approve the proposals?
A:	The seven candidates for election as Directors at the meeting who receive the highest number of affirmative votes will be elected. There are no cumulative voting rights. Proposals 2, 3 and 4 require the affirmative vote of a majority of the votes cast on the proposals.
Q:	What if I don’t vote? What if I abstain? How are broker non-votes counted?
A:	Because of a change in the rules of the New York Stock Exchange (“NYSE”), unlike at previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We strongly encourage you to vote your shares and exercise your right to vote as a stockholder.

When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. Abstentions and broker non-votes will generally have no effect on any of the proposals, because they are not considered votes cast. However, for purposes of the vote on the proposal to approve the Coach, Inc. 2010 Stock Incentive Plan, if holders of fewer than 50% of the shares of the common stock outstanding as of the record date cast votes, then “abstentions” and broker non-votes would have the same effect as votes against the proposal.

Q:	Can I change my vote after I have delivered my proxy?
A:	Yes. You may change your vote at any time before your proxy is voted at the meeting. You can do this in one of three ways. First, you can revoke your proxy by sending written notice to the Secretary of Coach before the meeting. Second, you can authorize online or send the Secretary of Coach a later-dated, signed proxy before the meeting. Third, if you are a holder of record, you can attend the meeting in person and vote. If your shares are held in an account at a brokerage firm or bank, you must contact your brokerage firm or bank to change your vote or obtain a proxy to vote your shares if you wish to cast your votes in person at the meeting.
Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?
A:	Your broker will vote your shares only if the proposal is a matter on which your broker has discretion to vote (which as of 2010 does not include the election of Directors) or if you provide instructions on how to vote by following the instructions provided to you by your broker.
Q:	Who will count the votes?
A:	All votes will be tabulated by Broadridge Financial Solutions, the inspector of elections appointed for the meeting.
Q:	Where can I find voting results of the meeting?
A:	We will announce preliminary voting results at the meeting and publish final results in a Form 8-K filed with the SEC within four business days after the end of the meeting.
Q:	Is my vote confidential?
A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Coach or to third parties except as necessary to meet applicable legal requirements, or to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation by our Board of Directors. Occasionally, stockholders provide written comments on their proxy card, which will be forwarded to Coach management, as appropriate.
Q:	Who will bear the cost for soliciting votes for the meeting?
A:	The expenses of soliciting proxies to be voted at the meeting will be paid by Coach. Following the original mailing of soliciting materials, we may also solicit proxies by mail, telephone, fax or in person. Following the original mailing of soliciting materials, we will request that brokers, custodians, nominees and other record holders of common stock forward copies of the proxy statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, Coach, upon the request of the record holders, will reimburse these holders for their reasonable expenses.
Q:	Will there be access to the meeting room for persons with disabilities?
A:	Yes. Stockholders with disabilities or requiring special assistance may contact: Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: Assistant Secretary, Telephone: (212) 615-2002 for information.
Q:	Whom should I call with other questions?
A:	If you have additional questions about this proxy statement or the meeting or would like additional copies of this document, please contact: Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: Investor Relations Dept., Telephone: (212) 629-2618.

PROPOSAL 1: ELECTION OF DIRECTORS

Coach’s Directors are elected each year at the Annual Meeting by the stockholders. We do not have staggered elections of our Board members. Seven Directors will be elected at this year’s Annual Meeting. Each Director’s term lasts until the 2011 Annual Meeting of Stockholders and until he or she is succeeded by another Director who has been elected and qualifies. All of the nominees are currently members of Coach’s Board of Directors.

If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board, or the Board may reduce the number of Directors to be elected at the Annual Meeting. The following information is furnished with respect to each nominee for election as a Director. The ages of the nominees are as of August 31, 2010.

Name:	Age	Position with Coach
Lew Frankfort	64	Chairman, Chief Executive Officer and Director
Susan Kropf	61	Director
Gary Loveman	50	Director
Ivan Menezes	51	Director
Irene Miller	58	Director
Michael Murphy	73	Director
Jide Zeitlin	46	Director

Lew Frankfort has been involved with the Coach business for more than 30 years. He has served as Chairman and Chief Executive Officer of Coach since November 1995. He has served as a member of Coach’s Board of Directors since June 1, 2000, the date of incorporation. Mr. Frankfort served as Senior Vice President of Sara Lee Corporation from January 1994 to October 2000. Mr. Frankfort was appointed President and Chief Executive Officer of the Sara Lee Champion, Intimates & Accessories group in January 1994, and held this position through November 1995. From September 1991 through January 1994, Mr. Frankfort held the positions of Executive Vice President, Sara Lee Personal Products and Chief Executive Officer of Sara Lee Accessories. Mr. Frankfort was appointed President of Coach in July 1985, after Sara Lee acquired Coach, and held this position through September 1991. Mr. Frankfort joined Coach in 1979 as Vice President of New Business Development. Prior to joining Coach, Mr. Frankfort held various New York City government management positions and served as Commissioner, New York City Agency for Child Development. He also serves on the Board of Directors of Teach for America, a public-private partnership aimed at eliminating educational inequity in America, and Advanced Assessment Systems LLC (LinkIt!), a provider of online testing, data management and intervention solutions serving the K-12 educational market, and he is a member of the Board of Overseers at Columbia Business School. Mr. Frankfort holds a Bachelor of Arts degree from Hunter College and an M.B.A. degree in Marketing from Columbia University. Coach’s Board believes that Mr. Frankfort is qualified to serve as Chairman of the Board based on all of the experience described above, his more than 30 years of exemplary leadership to Coach, his depth and breadth of knowledge of every facet of our business and his proven track record of delivering sustainable long-term growth.

Susan Kropf has served as a member of Coach’s Board of Directors since June 2006. From 2001 to January 2007, Ms. Kropf served as President and Chief Operating Officer of Avon Products, where she had day-to-day oversight of Avon’s worldwide operations. Before that, she was Executive Vice President and Chief Operating Officer, Avon North America and Global Business Operations, with responsibility for the company’s North American operating business unit as well as global marketing, R&D, supply chain operations and information technology. Ms. Kropf also serves on the Boards of MeadWestvaco Corp., Sherwin Williams Co., Kroger Co. and the Wallace Foundation, and during the past five years, she has served on the Board of Avon. Ms. Kropf holds a Bachelor of Arts degree from St. John’s University and an M.B.A. degree in Finance from New York University. Coach’s Board believes that Ms. Kropf is qualified to serve as a Director based on all of the experience described above, her experience as an executive officer of a major publicly traded global consumer products company, her strong financial background, and her extensive experience in manufacturing, marketing, supply chain operations, customer service and product development.

Gary Loveman has served as a member of Coach’s Board of Directors since January 2002. Mr. Loveman has served as Chairman of Harrah’s Entertainment, Inc. since January 2005 and as its Chief Executive Officer and President since January 2003; he had served as President of Harrah’s since April 2001 and as Chief Operating Officer of Harrah’s since May 1998. He was a member of the three-executive Office of the President of Harrah’s from May 1999 to April 2001 and was Executive Vice President from May 1998 to May 1999. From 1989 to 1998, Mr. Loveman was Associate Professor of Business Administration, Harvard University Graduate School of Business Administration, where his responsibilities included teaching M.B.A. and executive education students, research and publishing in the field of service management, and consulting and advising large service companies. Mr. Loveman serves as a Director of Harrah’s and Fedex Corporation, on the Board of Trustees at Joslin Diabetes Center in Boston and on the Trust Board at Children’s Hospital Boston. He holds a Bachelor of Arts degree in Economics from Wesleyan University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Coach’s Board believes that Mr. Loveman is qualified to serve as a Director based on all of the experience described above, his experience as chairman and chief executive officer of a major global company, his strong financial background, and his proven track record of growth and innovation.

Ivan Menezes has served as a member of Coach’s Board of Directors since February 2005. Mr. Menezes has served as Chairman, Diageo Asia Pacific since October 2008, in addition to his position as President and Chief Executive Officer of Diageo North America, the world’s leading premium drinks company, since January 2004, after having served as its President and Chief Operating Officer from July 2002 and as President of Diageo, Venture Markets since July 2000. Since joining Diageo in 1997 he has held various progressively senior management positions. Before joining Diageo, he held senior marketing positions with Whirlpool Europe in Milan and was a principal with Booz Allen Hamilton, Inc., both in Chicago and in London. Mr. Menezes holds a Bachelor of Arts degree in Economics from St. Stephen’s College, Delhi, a post graduate diploma from the Indian Institute of Management, Ahmedabad and an M.B.A. degree from Northwestern University’s Kellogg School of Management. Coach’s Board believes that Mr. Menezes is qualified to serve as a Director based on all of the experience described above, his experience as a senior executive and regional Chairman of a major global consumer products company, his strong financial background, and his proven track record of driving international growth and expansion.

Irene Miller has served as a member of Coach’s Board of Directors since May 2001. Ms. Miller is Chief Executive Officer of Akim, Inc., an investment management and consulting firm, and until June 1997 was Vice Chairman and Chief Financial Officer of Barnes & Noble, Inc., the world’s largest bookseller. She joined Barnes & Noble in 1991, became Chief Financial Officer in 1993 and Vice Chairman in 1995. From 1986 to 1990, Ms. Miller was an investment banker at Morgan Stanley & Co. Incorporated. Ms. Miller also serves as a Director of Barnes & Noble, Inc., Inditex, S.A. and TD Bank Financial Group. During the past five years, she also served as a director of The Body Shop International PLC. Ms. Miller holds a Bachelor of Science degree from the University of Toronto and a Master of Science degree from Cornell University. Coach’s Board believes that Ms. Miller is qualified to serve as a Director based on all of the experience described above, her years of experience as a senior executive and director of several major public and international companies and as an investment banker in the retail industry, her strong financial background, including as the past or present audit committee chair of four boards of directors, and her extensive experience in international corporate governance.

Michael Murphy has served as a member of Coach’s Board of Directors since September 2000. From 1994 to 1997, Mr. Murphy served as Vice Chairman and Chief Administrative Officer of Sara Lee Corporation. Mr. Murphy also served as a Director of Sara Lee from 1979 through October 1997. Mr. Murphy joined Sara Lee in 1979 as Executive Vice President and Chief Financial and Administrative Officer and, from 1993 until 1994, also served as Vice Chairman. Mr. Murphy is also a Director of Civic Federation, Big Shoulders Fund, Chicago Cultural Center Foundation and The Joffrey Ballet. During the past five years, he also served on the Boards of CNH Global N.V., Payless ShoeSource, Inc. and GATX Corporation and as a member of the Board of Trustees of Northern Funds (a family of mutual funds). Mr. Murphy holds a Bachelor of Science degree in Business Administration from Boston College and an M.B.A. degree in Finance from the Harvard Business School. Coach’s Board believes that Mr. Murphy is qualified to serve as a Director based on all of the experience described above, his years of experience as a senior executive and director of several major public and international companies (including the former parent company of Coach), and his strong financial background, including serving as a Chief Financial and Chief Administrative Officer and as a past member of the audit committee of six other boards of directors.

Jide Zeitlin has served as a member of Coach’s Board of Directors since June 2006. Mr. Zeitlin is a private investor with investments in telecommunications infrastructure and life sciences. He formerly served as a partner at The Goldman Sachs Group, Inc., where his career included a number of senior management positions in the investment banking division; he focused on the industrial, consumer and healthcare industries. He also served in the firm’s executive office. Mr. Zeitlin joined Goldman Sachs full-time in 1987, became a partner in 1996 and retired from the firm in December 2005. Mr. Zeitlin currently serves as Chairman of the Board of Trustees at Amherst College, serves as a Director of Affiliated Managers Group, Inc. and is a member of the Boards of Milton Academy, the Harvard Business School Board of Dean’s Advisors, Teach for America, Doris Duke Charitable Foundation, Montefiore Medical Center, Playwrights Horizons and Common Ground Community. Mr. Zeitlin holds an A.B. degree in Economics and English from Amherst College and an M.B.A. degree from Harvard University. Coach’s Board believes that Mr. Zeitlin is qualified to serve as a Director based on all of the experience described above, his experience as a senior investment banker and executive in multiple industries (including consumer products), his strong financial background and his extensive experience in international business and developing markets.

Director Qualifications.  The Company does not set specific criteria for Directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including the independence requirements of the NYSE and the Securities and Exchange Commission (“SEC”). Nominees for Director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent, analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board duties. While the selection of qualified Directors is a complex and subjective process that requires consideration of many intangible factors, the Governance and Nominations Committee of the Board believes that each Director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and its business, and (c) the relative standing of the Company and its business in relation to its competitors. The Board believes that each of its current Directors, all of whom are nominated for reelection, meet all of these qualifications, as well as the individual qualifications presented above in each of their biographies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE ABOVE NOMINEES FOR DIRECTOR.

Vote Required

Election of each Director requires the affirmative vote of a plurality of the shares of common stock present or represented by proxy and voted at the meeting.

PROPOSAL 2: RATIFICATION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

This section should be read in conjunction with the “Audit Committee Report” presented below.

Appointment of Auditors; Attendance at Meeting.  The Audit Committee of Coach’s Board of Directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending July 2, 2011. We ask stockholders to ratify the appointment of D&T as our independent registered public accounting firm at the Annual Meeting. Representatives of D&T are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

Vote Required

The ratification of D&T requires the affirmative vote of a majority of the votes cast at the meeting and requires that at least 50% of the shares of common stock outstanding as of the record date are voted on the proposal.

Fees For Audit and Other Services.  The aggregate fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended June 28, 2009 and July 3, 2010 were approximately as follows:

	Fiscal 2009	Fiscal 2010
(1) Audit Fees	$2,190,000	$1,763,000
(2) Audit-Related Fees	79,000	77,000
(3) Tax Fees	0	0
(4) All Other Fees	0	0

(1)	Audit fees include the fees paid for the audit of Coach’s annual financial statements and internal control over financial reporting, as well as the review of quarterly financial statements and assistance with regulatory and statutory filings.
(2)	Audit-related fees include fees for the audits of employee benefit plans and consultation regarding financial accounting/reporting standards.
(3)	Tax fees include fees for tax planning and consulting, tax compliance and preparation of tax returns.

Audit Committee Pre-Approval Policy.  It is the policy of the Audit Committee to pre-approve, prior to engagement, all audit and permissible non-audit services provided by the independent auditors on an individual basis. All of the services described in lines (1) through (4) above were pre-approved by Coach’s Audit Committee on an engagement-by-engagement basis.

The Audit Committee considered the services listed above to be compatible with maintaining D&T’s independence.

PROPOSAL 3: APPROVAL OF THE COACH, INC. 2010 STOCK INCENTIVE PLAN

In September 2010, our Board of Directors adopted the Coach, Inc. 2010 Stock Incentive Plan (the “2010 Plan”), subject to approval of our stockholders. At the 2010 Annual Meeting, Coach’s stockholders are being asked to approve the 2010 Plan and the reservation of a total of 30,000,000 shares of our common stock for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and for the purpose of approving the terms of the 2010 Plan for purposes of Section 162(m) of the Code. The 2010 Plan will become effective upon approval of the stockholders and will replace the Coach, Inc. 2000 Stock Incentive Plan and the Coach, Inc. 2004 Stock Incentive Plan (the “Prior Plans”). If the 2010 Plan is approved by our stockholders, no further grants will be made under the Prior Plans.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE COACH, INC. 2010 STOCK INCENTIVE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE PLAN.

Vote Required

The approval of the 2010 Plan requires the affirmative vote of a majority of the votes cast at the meeting and requires that at least 50% of the shares of common stock outstanding as of the record date are voted on the 2010 Plan.

Description of the 2010 Stock Incentive Plan

The following is only a summary of the 2010 Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

General.  The Company has used equity compensation as a significant component of executive and broad-based compensation since our initial public offering in October 2000. As described in the “Compensation Discussion and Analysis” below, we have found equity compensation to be especially effective at motivating both sustained high performance and retention. At this time, the Company wishes to replace its Prior Plans to ensure that the Company has sufficient shares available to continue its approach to pay for performance through equity compensation, and to incorporate terms for future grants that reflect current best practices in executive compensation. The Board seeks our stockholders’ approval of the 2010 Plan, because it believes it is the best way to motivate employees and outside directors to further the growth, development and financial success of Coach, and to enable us to obtain and retain the services of employees and outside directors considered essential to our long-term success by offering them an opportunity to own, and benefit from the ownership of, Coach stock. The 2010 Plan will:

•	Allow us to issue up to 30,000,000 shares, which may be in the form of options to purchase shares of our common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance restricted stock units, and other stock awards.
•	Count each share that is issued as a full-value award, such as a grant of restricted stock units or performance restricted stock units, as two shares for purposes of determining shares remaining available for grant. Under the Prior Plans, such shares were counted on a one to one basis.
•	Allow us to continue providing, where appropriate, incentive compensation that qualifies as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).
•	Consolidate all future grants under the 2010 Plan, with one set of terms.
•	Prohibit the acceleration of vesting for any future awards, except in the context of a qualifying termination of employment occurring within 12 months following a change in control (commonly known as a “double trigger”), the death or disability of a participant or other limited circumstances.
•	Codify our practice of granting dividend equivalents on unvested full value awards, but not on stock options or SARs. Such dividend equivalents are only earned to the extent the underlying award is earned and vests.

•	Limit the return to the 2010 Plan and reuse of shares tendered to the Company in satisfaction of the exercise price or taxes payable with respect to an award. Only shares underlying forfeited or expired awards will be returned to the 2010 Plan for reuse. Shares underlying forfeited or expired awards granted under the Prior Plans will be available for reuse under the 2010 Plan.
•	Prohibit the repricing of stock options or SARs without stockholder approval.
•	Allow the Board to recover performance-based compensation from covered employees in the case of a material restatement of the Company’s financial results, as described below under “Compensation Discussion and Analysis.”

Number of Shares.  A total of 30,000,000 shares of Coach common stock have been reserved for issuance pursuant to the 2010 Plan. No more than 1,000,000 shares may be granted to any participant within any fiscal year, and no more than 5% of the available shares may be issued as full value awards without specified vesting schedules of at least one to three years, depending on the type of award. As of September 24, 2010, no options or stock awards were outstanding pursuant to the 2010 Plan. The number of shares of common stock available under the 2010 Plan will be proportionately adjusted in the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends). Any awards under the 2010 Plan that are made in connection with an acquisition will not reduce the number of shares available for issuance under the 2010 Plan. Awards under either the 2010 Plan or the Prior Plans that are not issued due to forfeiture or expiration will be returned to the 2010 Plan for reuse. Shares of common stock withheld upon issuance to pay all or a portion of the exercise price of a stock option or SAR or tax withholding obligations on any award will not be returned to the 2010 Plan for reuse.

Impact on Prior Plans; Shares Available under Current Plans.  As of September 17, 2010, there were 26,472,243 stock options outstanding with a weighted average exercise price of $31.88 and weighted average remaining term of 6.10 years, 4,759,792 full value awards outstanding under all stock plans (the Prior Plans and the 2000 Non-Employee Director Stock Plan) and 7,355,324 shares remained available for grant under all of those plans. Between September 17, 2010 and the date of the 2010 Annual Meeting, we anticipate granting awards for no more than 265,000 shares under the Prior Plans, of which up to 190,000 may be full value awards. If the 2010 Plan is approved by stockholders, then no further awards will be granted under the Prior Plans after the 2010 Annual Meeting. Also as of September 17, 2010, there were 32,279 deferred stock units outstanding under Coach’s Non-Qualified Deferred Compensation Plan for Outside Directors and Executive Deferred Compensation Plan, and there were 30,211 shares available for grant under the Non-Qualified Deferred Compensation Plan for Outside Directors and no shares available for grant under the Executive Deferred Compensation Plan. Approval of the 2010 Plan will have no impact on these plans.

Administration.  The Human Resources Committee of Coach’s Board of Directors (the “HR Committee”) administers the 2010 Plan. Awards under the 2010 Plan may be intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. The HR Committee consists solely of two or more “outside Directors” within the meaning of Section 162(m) of the Code. The HR Committee has the power to determine the terms of the awards granted, including the exercise price of stock options and SARs, the number of shares subject to each award, the exercisability of the options and SARs and the form of consideration payable upon exercise.

Eligibility.  The HR Committee, in its sole discretion, may from time to time grant options, restricted stock units or other awards to any number of employees of Coach or any subsidiary or to Coach’s outside directors. The HR Committee determines at the time of each grant the number of shares subject to such awards. All of our employees that are not covered by a collective bargaining agreement are eligible to participate in the 2010 Plan under the terms of the plan.

Stock Options and SARs.  The exercise price of all options and SARs granted under the 2010 Plan must be at least equal to the fair market value (as defined in the 2010 Plan) of Coach common stock on the grant date. Each option and SAR will have a maximum term of ten years. No dividends or dividend equivalents will be paid on outstanding options or SARs. The HR Committee determines all other terms of these awards. After termination of employment, an optionee may exercise a vested option or SAR for the period of time stated in the option agreement, which varies depending on the circumstances of the termination. In most cases, a vested option will generally remain exercisable for 90 days; however, an option or SAR may never be exercised later than the expiration of its term. All SARs granted under the 2010 Plan generally represent a right to receive payment, in cash, stock, or a combination of cash and stock, equal to the excess of the fair market value of a specified number of shares of common stock on the exercise date over the fair market value of such shares on the grant date. The Company does not currently grant SARs but may choose to do so in the future.

Full Value Stock Awards.  A full value stock award granted under the 2010 Plan represents an award made in or valued in whole or in part by reference to shares of common stock and may be payable in whole or in part in stock. Full value awards do not include stock options or SARs but do include RSUs and Performance Restricted Stock Units (“PRSUs”). The HR Committee determines the conditions and restrictions of all stock awards granted under the 2010 Plan. No more than 5% of these awards may be issued without specified vesting schedules of at least one year for full value awards requiring satisfaction of performance criteria, and at least three years for full value awards without performance criteria.

Payment Deferrals.  The HR Committee may require or permit an award holder to defer the receipt of shares or cash or other property upon settlement of awards. The HR Committee may also allow the payment or crediting of earnings on deferred amounts.

Transferability of Awards.  The 2010 Plan generally does not allow for the transfer of awards other than by will or the laws of descent and distribution pursuant to approved beneficiary designation procedures. Only the employee may exercise his or her options or benefit from his or her other awards during his or her lifetime.

Adjustments in Connection with a Change in Control.  If an employee is terminated involuntarily within the twelve months following a Change in Control (as defined in the 2010 Plan), or in the event outstanding awards are not assumed or substituted by the successor corporation, all unvested Awards will vest automatically. The Board of Directors may not, without stockholder approval: reduce the price of an outstanding option or SAR, cancel any option or SAR in exchange for cash or another award with a lower fair market value per share, increase the number of shares available under the Plan (other than permitted adjustments due to a recapitalization of the Company’s stock), or extend the exercise period of an option or SAR beyond ten years from the date of grant.

Amendment of the 2010 Stock Incentive Plan.  Coach’s Board of Directors has the authority to amend, suspend or terminate the 2010 Plan, provided it does not adversely affect any award previously granted under the 2010 Plan, without the affected award holder’s consent.

Plan Benefits.  No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2010 Plan. While not necessarily indicative of future awards, information on awards granted under the Prior Plans to each of our Named Executive Officers and Directors is provided below under the headings “Summary Compensation Table,” “Grants of Plan-Based Awards Table,” and “Director Compensation Table”, as well as in the Compensation Discussion and Analysis.

Performance Criteria Under the 2010 Stock Incentive Plan

The 2010 Plan provides that the HR Committee may grant performance awards in its discretion. A performance award is an award that is subject to the attainment of one or more performance targets during a specified period. At the discretion of the HR Committee, performance awards granted under the 2010 Plan may be designed to qualify as performance-based compensation under Section 162(m). In order for a performance award to qualify under Section 162(m), the HR Committee may select only from the following performance criteria enumerated in the 2010 Plan (any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group):

•	net earnings (either before or after interest, taxes, depreciation and amortization);
•	economic value-added (as determined by the HR Committee);
•	sales or revenue;
•	net income (either before or after taxes);
•	operating earnings or income;
•	cash flow (including, but not limited to, operating cash flow and free cash flow);
•	funds from operations;
•	cash flow return on capital;
•	return on investment;
•	return on stockholders’ equity;
•	return on assets or net assets
•	return on capital;
•	stockholder returns;
•	return on sales;
•	gross or net profit margin;
•	productivity;
•	expense;
•	margins;
•	operating efficiency;
•	cost reduction or savings;
•	customer satisfaction;
•	working capital;
•	earnings or diluted earnings per share; and
•	price per share of stock, and market share.

The HR Committee, in its discretion, may, within the time prescribed by Section 162(m), adjust or modify the calculation of these Performance Goals for any performance period in order to prevent the dilution or enlargement of the rights of participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles or business conditions.

Nothing in these terms precludes the HR Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes U.S. federal tax treatment of awards granted under the 2010 Plan under federal tax laws currently in effect. The rules governing the tax treatment of awards are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Award holders are encouraged to seek professional tax advice when exercising awards under the 2010 Plan.

Non-Qualified Stock Options.  If an optionee is granted options under the 2010 Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will Coach be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and Coach will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder’s basis for the common stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.  There is no taxable income to an optionee when he is granted an option under the 2010 Plan that constitutes an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. Gain realized by the optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Coach, unless the optionee disposes of the common stock within (A) two years after the date of grant of the incentive stock option or (B) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option’s exercise will be taxed at ordinary income rates, and Coach will be entitled to a deduction to the extent the optionee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. Coach will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.  No taxable income is realized on the receipt of a stock appreciation right, but on exercise of the stock appreciation right the fair market value of the common stock (or cash in lieu of common stock) received must be treated as compensation taxable as ordinary income to the award holder in the year of the exercise. Coach will be entitled to a deduction for compensation paid in the same amount which the award holder realized as ordinary income.

Stock Awards.  The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted an RSU, he will generally not realize taxable income at the time of grant, and Coach will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time an RSU becomes vested (that is, when the HR Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such RSU, and Coach will be entitled to a corresponding deduction.

Section 162(m) of the Code.  In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “performance-based” compensation. Stock options and SARs will satisfy the “performance-based” exception if (A) the awards are made by a qualifying compensation committee, (B) the 2010 Plan sets the maximum number of shares of common stock that can be granted to any person within a specified period and (C) the compensation is based solely on an increase in the common stock price after the grant date. The 2010 Plan has been designed to permit the HR Committee to grant stock options which will qualify as “performance-based compensation.” PRSUs are also intended to qualify as “performance-based” to the extent the performance requirements and other terms satisfy the requirements described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and Coach with respect to the awards granted under the 2010 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

PROPOSAL 4: STOCKHOLDER PROPOSAL

People for the Ethical Treatment of Animals (“PETA”), 501 Front St., Norfolk, VA 23510, claiming beneficial ownership of at least $2,000 worth of common stock, submitted the proposal and statement of support set forth below (which the Company has reproduced as submitted and has not checked for accuracy):

RESOLVED that given the cruel and inhumane treatment of animals killed for their fur, the Board is strongly encouraged to enact a policy that will ensure that no fur products are acquired or sold by Coach, Inc.

Statement of Support

Fur is produced in one of two ways — either by farming animals or trapping them. In the wild, steel-jaw traps clamp down on animals’ legs, often breaking their bones. Some animals, particularly mothers who are desperate to return to their young, will even chew off their own limbs in order to free themselves. Some die from blood loss, infection, or starvation; others freeze to death. Animals often suffer for days before trappers arrive to crush their chests or beat or stomp them to death. Beavers and other animals caught in underwater traps suffocate and drown.

Undercover investigations of fur farms have revealed that animals are confined to cramped outdoor cages and that many animals mutilate themselves or hurl their bodies against the sides of their cages as a result of anxiety-induced psychosis. Workers often bludgeon animals with metal rods or slam them against the ground. One investigation documented that some animals were still alive — breathing and blinking — for as long as 10 minutes after their skin had been ripped off. The investigator documented that one skinned raccoon dog who was lying on a heap of carcasses had enough strength left to lift his skinless head and stare into the camera.

More information is available by watching PETA’s exposé of the fur industry — narrated by Tim Gunn, chief creative officer for Liz Claiborne and star of Project Runway — at PETA.org.

With the wide variety of high-tech synthetics available for creating luxurious faux furs, today’s fashion designers and retailers can be innovative, distinctive, and highly competitive without using fur. Dozens of companies and designers have gone fur-free, such as Polo Ralph Lauren; Stella McCartney; Vivienne Westwood; Comme des Garçons; Calvin Klein; Betsey Johnson; Gap, Inc.; Nike, Inc. (Including Cole Haan); and Liz Claiborne, Inc. (Including Juicy Couture and Coach competitor Kate Spade).

Despite the broad industry movement away from using animal fur, the technological advances in producing luxurious synthetics, and the cruelty inherent in fur production, Coach has refused to go fur-free. This is a matter of significant social importance, and understanding the feasibility of Coach joining many other retailers in becoming fur-free would benefit shareholders.

Accordingly, shareholders are encouraged to vote in favor of this socially and ethically responsible resolution.

FOR THE REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

The Company is a leading American marketer of fine accessories and gifts for women and men and is one of the most recognized brands in the United States and in targeted international markets. The Company’s product offerings include handbags, women’s and men’s accessories, footwear, jewelry, wearables, business cases, sunwear, watches, travel bags and fragrance. In response to our customers’ demands for both fashion and function, Coach offers updated styles and multiple product categories which address an increasing share of our customers’ accessory wardrobe. Coach’s products use a broad range of high quality leathers, fabrics and materials, and an integral part of our business is selecting and retaining various suppliers and selecting the type of products, including the materials to be used in our products, to convey the distinctive perspective and lifestyle associated with the Coach brand. Each product’s design, including the materials used in creating that product, contribute to the appeal of a product and impacts the image associated with our products.

The use of fur or other materials is an aesthetic choice that is the essence of the business of a design and fashion house such as Coach; luxury companies must be able to make free and independent judgments of how best to meet the desires and preferences of their consumers. Management’s ability to make decisions regarding material selection is fundamental to Coach’s branding and operations. The sale or distribution of a particular line of products and services is part of our ordinary business operations. A company’s management and Board of Directors are best situated to make these ordinary business decisions. This proposal constitutes an attempt to second-guess management’s decisions regarding ordinary business issues, micro-manage the affairs of the Company and interfere with the day-to-day conduct of our ordinary business operations.

Coach believes we are in compliance with all applicable laws and regulations relating to the use of fur in our products. We adhere to the same standards that are widely recognized and implemented within our industry. The statements in the proponent’s Statement of Support contain broad generalizations that are not supported by facts. The proposal intends to shock readers’ sensibility with graphically violent descriptions of cruelty to animals, implying that our Company is associated with such unseemly conduct.

THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

Vote Required

This proposal requires the affirmative vote of a majority of the votes cast at the meeting.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors held five meetings during fiscal year 2010. In addition to meetings of the full Board, Directors also attended meetings of Board committees. Each of the Directors attended at least 75% of the meetings held of the Board and Board committees on which he or she served during the fiscal year. The Board of Directors has an Audit Committee, a Human Resources Committee (the “HR Committee”) and a Governance and Nominations Committee (the “GN Committee”). All of our outside Directors are invited to attend all committee meetings. The following table shows the current membership of our Board of Directors and these committees.

Board Membership and Committee Roster

Names of Directors	Audit	Human Resources	Governance and Nominations
Lew Frankfort
Susan Kropf	X	X	X
Gary Loveman	X	X	X
Ivan Menezes	X	Chair	X
Irene Miller*	X	X	Chair
Michael Murphy	Chair	X	X
Jide Zeitlin	X	X	X

*	Ms. Miller also serves as Coach’s Lead Outside Director

All regular quarterly meetings of our Board of Directors and Board committees include an executive session of our independent Directors without members of management present; our Lead Outside Director presides over executive sessions of the Board of Directors. Our outside Directors and Board committees have authority to retain outside advisors as they deem necessary.

Coach encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders, but has not adopted a formal policy with respect to such attendance. All of Coach’s Directors attended the annual meeting of stockholders held in 2009.

The Board of Directors and each committee of the Board of Directors conduct an annual self-evaluation, which includes an evaluation by each Director of the performance of Coach’s Chief Executive Officer and the other Directors. The results of these evaluations are discussed with the Board and committee members once completed.

The Board annually examines the relationships between the Company and each of its Directors. After this examination, the Board has determined in its business judgment that each of the non-management Directors who are standing for reelection at the Annual Meeting have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent as defined in the NYSE listing standards. Lew Frankfort is a member of management and as a result, he is not considered an independent Director.

Audit Committee.  Coach’s Audit Committee is comprised solely of independent Directors and met eight times during fiscal year 2010. The Audit Committee reviews Coach’s auditing, accounting, financial reporting and internal control functions and has sole responsibility for the selection of independent accountants and for pre-approving audit and non-audit services rendered by the independent accountants. In addition, the committee reviews Coach’s accounting principles and financial reporting, as well as the independence of Coach’s independent accountants. In discharging its duties, the Audit Committee:

•	is directly responsible for the appointment, compensation determination and oversight of Coach’s independent accountants;
•	is directly responsible for pre-approving the audit and non-audit services rendered by the independent accountants;
•	provides oversight of, and has authority for selection and evaluation of, Coach’s internal auditors;

•	meets independently with Coach’s internal auditors, its independent accountants and senior management;
•	reviews the general scope of Coach’s accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems and the results of the annual audit; and
•	reviews with Coach’s Chief Executive Officer and Chief Financial Officer the matters required to be personally certified by such officers in Coach’s public filings and the procedures followed to prepare for such certifications.

Coach’s Board of Directors, in its business judgment, determined that all members of the Audit Committee were “independent” as defined in the NYSE listing standards and that all were “financially literate” under the rules of the exchange. The Board has determined that Michael Murphy, the Chair of the Audit Committee, is an “audit committee financial expert” under federal securities laws. The Audit Committee operates pursuant to a charter approved by the Board of Directors in September 2000 and last revised in February 2010. A copy of the current charter is available on Coach’s web site, www.coach.com, through the Corporate Governance page found under “Company Information.” We will provide to any person without charge, upon request, a copy of this charter. You may obtain a copy of this guide by sending a written request to Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: General Counsel. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter.

Human Resources Committee.  Coach’s HR Committee, comprised of Directors who are not members of management, met four times during fiscal year 2010. Coach’s Board of Directors, in its business judgment, determined that all members of the HR Committee were “independent” as defined in the NYSE listing standards. The HR Committee operates pursuant to a charter approved by the Board of Directors in November 2007 (prior to which date the HR Committee’s functions were performed by a combined Human Resources and Governance Committee) and last revised in February 2010. A copy of the current charter is available on Coach’s web site, www.coach.com, through the Corporate Governance page found under “Company Information.” We will provide to any person without charge, upon request, a copy of this charter. You may obtain a copy of this guide by sending a written request to Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: General Counsel.

The HR Committee determines, approves and reports to the Board of Directors on all elements of compensation for Coach’s executive officers and other key executives, including targeted total cash compensation and long-term equity-based incentives, and oversees the administration of various employee benefit plans. The HR Committee is also to perform, or assist the Board in performing, the duties of the Board relating to the annual performance evaluations of the Company’s executive officers and succession planning for key executives. The HR Committee retained the services of Semler Brossy Consulting Group (“SBCG”) during 2010; a description of the services provided to the HR Committee during fiscal 2010 appears below under “Compensation Discussion and Analysis — Compensation Decision Making Process — Roles and Responsibilities”.

Governance and Nominations Committee.  Coach’s GN Committee, comprised of Directors who are not members of management, met four times during fiscal year 2010. Coach’s Board of Directors, in its business judgment, determined that all members of the GN Committee were “independent” as defined in the NYSE listing standards. The GN Committee operates pursuant to a charter approved by the Board of Directors in November 2007 (prior to which date the GN Committee’s functions were performed by a combined Human Resources and Governance Committee). A copy of the current charter is available on Coach’s web site, www.coach.com, through the Corporate Governance page found under “Company Information.” We will provide to any person without charge, upon request, a copy of this charter. You may obtain a copy of this guide by sending a written request to Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: General Counsel.

The GN Committee performs a leadership role in shaping the corporate governance of the Company, and reports to the Board of Directors on matters relating to corporate governance and the identification and nomination of new directors; these duties include succession planning for Company executive positions and conducting annual performance evaluations of the Board and its several committees. The GN Committee will consider all candidates recommended by stockholders in accordance with the timing and other procedures established in Coach’s Bylaws for stockholder nominations. The GN Committee evaluates all candidates in the same manner, regardless of the source of such recommendation, and, subject to provisions in our Bylaws concerning proper notice by stockholders of proposed nominees, will consider all candidates recommended by stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in Coach’s proxy statement. Recommendations should be submitted in writing to the Secretary and General Counsel of Coach at 516 West 34th Street, New York, NY 10001. The policy and procedures for considering candidates recommended by stockholders were formally adopted by our Board in May 2004.

Compensation Committee Interlocks and Insider Participation

Coach’s HR Committee makes all compensation decisions regarding the Company’s executive officers. None of Coach’s executive officers serve on the compensation committee or board of directors of any other company of which any member of the HR Committee or the Board of Directors is an executive officer.

Code of Ethics

Coach has adopted a code of ethics, the Coach Global Business Integrity Program. The purpose of the Program is to convey the basic principles of business conduct expected of all Coach officers, employees and directors, including our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, Controller and other senior financial personnel performing similar functions. We require officers and employees at or above the level of Manager to attend training on the Program and other matters of business ethics. In support of the Program, we have provided our employees with numerous avenues for the reporting of ethics violations or other similar concerns, including an anonymous toll-free telephone hotline. The Program meets the definition of “code of ethics” under the rules and regulations of the SEC and is posted on our website at www.coach.com through the Corporate Governance page found under “Company Information.” We will provide to any person without charge, upon request, a copy of our Program guide. You may obtain a copy of this guide by sending a written request to Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: General Counsel.

Audit Committee Report

The Audit Committee is responsible for overseeing Coach’s accounting and financial reporting principles and policies, financial statements and the independent audit thereof, and Coach’s internal audit controls and procedures. The Audit Committee is also responsible for selecting and evaluating the independence of Coach’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors. Management has the primary responsibility for the financial statements and the reporting process, including Coach’s systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America.

The Audit Committee reviewed and discussed the audited financial statements with management and Coach’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of Coach’s accounting principles and such other matters as are required to be discussed with the Audit Committee. Coach’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee has discussed with the independent auditors their firm’s independence.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Coach’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010 that has been filed with the Securities and Exchange Commission.

Audit Committee
Michael Murphy, Chair
Susan Kropf
Gary Loveman
Ivan Menezes
Irene Miller
Jide Zeitlin

Other Corporate Governance Matters

Corporate Governance Principles.  Coach’s Corporate Governance Principles (the “Guidelines”) provide the framework for the governance of Coach. These Guidelines reflect the governance rules for NYSE-listed companies and those contained in the Sarbanes-Oxley Act of 2002. The Board reviews these principles and other aspects of governance periodically. The Guidelines, together with other corporate governance documents of Coach, are posted on our website at www.coach.com through the Corporate Governance page found under “Company Information.” We will provide to any person without charge, upon request, a copy of the Guidelines. You may obtain a copy of this guide by sending a written request to Coach, Inc., 516 West 34th Street, New York, New York 10001, Attention: General Counsel.

Combined Chairman and CEO; Strong Independent Board.  Under Coach’s Bylaws and the Guidelines, the positions of Chairman of the Board and Chief Executive Officer may be held by one person or separately. Since the inception of the Company in June 2000, Lew Frankfort has held the positions of both Chairman and Chief Executive Officer. The Board believes that the Company can most effectively execute its strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team. The Board believes that Mr. Frankfort, acting in the capacities of Chairman and CEO, serves as a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges. The Company has also adopted various policies to provide for a strong and independent board. The Board and the GN Committee have assembled a Board comprised of capable and experienced directors who are currently or have been leaders of major companies or institutions, are independent thinkers and have a wide range of expertise and skills. All Directors, with the exception of the Chairman, are independent as defined under NYSE regulations, and all Committees of the Board are made up entirely of independent Directors. The Board and these Committees are empowered to retain their own counsel or advisors as they deem necessary.

Lead Outside Director.  In addition, the Chair of the GN Committee, currently Irene Miller, also serves as Coach’s Lead Outside Director. The Lead Outside Director’s duties and responsibilities include: (i) presiding at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of the independent directors; (ii) orchestrating dialogue among the independent directors to enhance productivity of conversations with management; (iii) serving as liaison between the Chairman and CEO and the independent directors; and (iv) working with the Chairman and CEO in developing the Board’s agenda, including the review of select information sent to the Board, and proposed meeting schedules to assure that there is sufficient time for discussion of all agenda items. Based on these duties and responsibilities, the Board believes that the Lead Outside Director provides an active independent leadership role in the Company’s affairs and an effective balance to the combined role of CEO and Chairman.

Board Diversity.  The Company does not have a single policy regarding the diversity of the Board. Instead, the GN Committee considers the Board’s overall composition when considering Director candidates, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the GN Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

Board’s Role in the Oversight of Risk.  Under Coach’s Bylaws and Guidelines, it is the duty of the Board to oversee the management of Coach’s business, including assessing major risks facing the Company and reviewing options for mitigating these risks. The Board, in its oversight role, periodically reviews the Company’s risk management policies and programs to ensure risk management is consistent with the Company’s corporate strategy and effective in fostering a culture of risk-aware and risk-adjusted decision-making throughout the organization. The Company conducts a vigorous risk management program that is designed to bring to the Board’s attention the Company’s most material risks for evaluation, including strategic, operational, financial and legal risks. The Board and its committees work with senior management, as well as Coach’s independent and internal auditors and other relevant third parties, to ensure that enterprise-wide risk management is incorporated into corporate strategy and business operations. The Board has delegated to its committees responsibility to evaluate elements of the Company’s risk management program based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s risk programs adequately identify material risks facing the Company in a timely fashion; implement appropriate responsive risk management strategies; and adequately transmit necessary information with respect to material risks within the organization.

Sarbanes-Oxley Certifications.  Coach has filed with the SEC, as exhibits to its most recently filed Annual Report on Form 10-K, the certifications required by the Sarbanes-Oxley Act of 2002 regarding the quality of the Company’s public disclosure.

EXECUTIVE OFFICERS

The following table sets forth information regarding each of Coach’s executive officers as of August 31, 2010:

Name:	Age:	Position(1):
Lew Frankfort(2)	64	Chairman, Chief Executive Officer and Director
Jerry Stritzke	50	President, Chief Operating Officer
Reed Krakoff	46	President, Executive Creative Director
Michael Tucci	49	President, North America Retail
Michael F. Devine, III	52	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Sarah Dunn	50	Senior Vice President, Human Resources
Todd Kahn	46	Senior Vice President, General Counsel and Secretary

(1)	Coach’s Executive Officers serve indefinite terms and may be appointed and removed by Coach’s Board of Directors at any time.
(2)	Information regarding Mr. Frankfort is listed under Proposal 1: Election of Directors

Jerry Stritzke joined Coach as an Executive Officer in March 2008 and was named President and Chief Operating Officer in July 2008. From 1999 through August 2007, Mr. Stritzke held several senior executive positions within the Limited Brands, Inc. organization. During that time, he held the positions of Chief Operating Officer and Co-Leader of Victoria’s Secret, which included Victoria Secret Stores, Victoria’s Secret Direct, Victoria’s Secret Beauty and Pink. He also served as Chief Executive Officer of MAST Industries. He joined Limited Brands in 1999 as Senior Vice President, Operations. From 1993 until 1999, Mr. Stritzke was a consultant with the retail consulting firm of Webb and Shirley. In 1992, he practiced law at Stritzke Law Office, and until then, he was a partner at Best, Sharp, Sheridan & Stritzke after joining them as an associate in 1985. Mr. Stritzke received a Bachelor of Science degree from Oklahoma State University and a Juris Doctor from the University of Oklahoma.

Reed Krakoff was appointed President, Executive Creative Director in September 1999 after joining Coach as Senior Vice President and Executive Creative Director in December 1996. In 2010, Coach launched Reed Krakoff, with stores scheduled to open in New York, Tokyo and Las Vegas; the brand will also be sold at Saks Fifth Avenue. Prior to joining Coach, Mr. Krakoff served as Senior Vice President, Marketing, Design & Communications from January 1993 until December 1996, and as Head Designer, Sportswear from April 1992 until January 1993 at Tommy Hilfiger USA, Inc. From July 1988 through April 1992, Mr. Krakoff served as a Senior Designer in Design and Merchandising for Polo/Ralph Lauren. Mr. Krakoff holds an A.A.S. degree in Fashion Design from Parsons School of Design and a Bachelor of Arts degree in Economics and Art History from Tufts University.

Michael Tucci joined Coach as President, North American Retail, in January 2003. Mr. Tucci joined Coach from Gap, Inc., where he held the position of Executive Vice President, Gap, Inc. Direct from May 2002 until January 2003. He held the position of Executive Vice President of Gap Body from May 2000 until May 2002. From April 1999 to May 2000, Mr. Tucci served as Executive Vice President, Customer Store Experience, Gap Brand. Between May 1996 and April 1999, Mr. Tucci served as Executive Vice President for GAP Kids and Baby Gap. He joined Gap in December 1994 as Vice President of Merchandising for Old Navy. Prior to joining Gap, he served as President of Aeropostale, a specialty store division of Macy’s, which culminated his twelve-year career with the company which included senior buying and merchandising roles. He joined Macy’s Executive Training Program from Trinity College, where he earned a Bachelor of Arts degree in English.

Mike Devine was appointed Senior Vice President and Chief Financial Officer of Coach in December 2001 and Executive Vice President in August 2007. Prior to joining Coach, Mr. Devine served as Chief Financial Officer and Vice President-Finance of Mothers Work, Inc. from February 2000 until November 2001. From 1997 to 2000, Mr. Devine was Chief Financial Officer of Strategic Distribution, Inc., a Nasdaq-listed industrial store operator. Previously, Mr. Devine was Chief Financial Officer at Industrial System Associates, Inc. from 1995 to 1997, and for the prior six years he was the Director of Finance and Distribution for McMaster-Carr Supply Co. He also serves as a member of the Board of Directors of NutriSystem, Inc. and Express, Inc., where he is also the Chair of the Audit Committee. Mr. Devine holds a Bachelor of Science degree in Finance and Marketing from Boston College and an M.B.A. degree in Finance from the Wharton School of the University of Pennsylvania.

Sarah Dunn joined Coach as Senior Vice President, Human Resources in July 2008. Prior to joining Coach, Ms. Dunn held executive positions at Thomson Financial and at Reuters. She joined Thomson Financial in 2003 as Chief Content Officer and was appointed Executive Vice President, Human Resources and Organizational Development in April 2005. She was a member of the Thomson Financial Executive Committee and also served on the Human Resources Council of the Thomson Corporation. Ms. Dunn is also a Board member of Youth, I.N.C. Ms. Dunn holds a Bachelor of Science degree in Human Sciences from University College, London, U.K., and a Masters degree in Information Science from City University, London.

Todd Kahn joined Coach as Senior Vice President, General Counsel and Secretary in January 2008. Prior to joining Coach, from July to September 2007, Mr. Kahn served as President and Chief Operating Officer of Calypso Christian Celle. From January 2004 until July 2007, Mr. Kahn served as Executive Vice President and Chief Operating Officer of Sean John, a private lifestyle apparel company. From August 2001 until December 2003, he was President and Chief Operating Officer of Accessory Network, a private accessory company. Before joining Accessory Network, Mr. Kahn served as President and Chief Operating Officer of InternetCash Corporation, an Internet payment technology company. He served as Executive Vice President and Chief Operating Officer of Salant Corporation, a public apparel company, after joining the company as Vice President and General Counsel in 1993. From 1988 until 1993, Mr. Kahn was a corporate attorney at Fried, Frank, Harris, Shriver and Jacobson in New York. Mr. Kahn received a Bachelor of Science degree from Touro College and a Juris Doctor from Boston University Law School.

COACH STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below presents information, as of August 31, 2010, with respect to the beneficial ownership of Coach’s common stock by each stockholder known to us to be the beneficial owner of more than 5% of our common stock, each Director and Director nominee, our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers as of July 3, 2010, and all current Directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

In general, “beneficial ownership” includes those shares a Director or executive officer has the power to vote, or the power to transfer, and stock options or other derivative securities that are exercisable currently or become exercisable within 60 days. Where indicated, the beneficial ownership described below includes share unit balances held under Coach’s Stock Incentive Plans and Non-Qualified Deferred Compensation Plan for Outside Directors. The value of share units and share equivalents mirrors the value of Coach’s common stock. The amounts ultimately realized by the Directors will reflect all changes in the market value of Coach common stock from the date of deferral or accrual until the date of payout. The share equivalents do not have voting rights but are credited with dividend equivalents, if any.

Beneficial Owner	Shares Owned	Percent of Class
Lew Frankfort(1)	6,981,052	2.3%
Reed Krakoff(2)	1,467,378	*
Jerry Stritzke(3)	90,844	*
Michael Tucci(4)	962,704	*
Michael F. Devine, III(5)	403,375	*
Susan Kropf(6)	61,351	*
Gary Loveman(7)	100,143	*
Ivan Menezes(8)	73,509	*
Irene Miller(9)	163,219	*
Michael Murphy(10)	155,989	*
Jide Zeitlin(11)	62,899	*
All Directors and Officers as a Group (13 people)(12)	10,609,913	3.5%

*	Less than 1%.
(1)	Includes 3,951,415 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(2)	Includes 1,362,898 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(3)	Includes 73,341 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(4)	Includes 787,937 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(5)	Includes 346,510 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(6)	Includes 53,000 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(7)	Includes 81,000 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options and 14,794 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.
(8)	Includes 51,000 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options and 6,519 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.

(9)	Includes 151,868 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(10)	Includes 81,000 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options.
(11)	Includes 53,000 shares of common stock that may be purchased within 60 days of August 31, 2010 pursuant to the exercise of options and 6,548 stock equivalents held under the Coach, Inc. Non-Qualified Deferred Compensation Plan for Outside Directors.
(12)	Includes 7,071,060 shares subject to options exercisable within 60 days of August 31, 2010 and 27,861 stock equivalents held by our outside Directors.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis is intended to provide you with an explanation of our current compensation program, focused on the compensation paid to our Chairman and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers. Throughout this document, these executives are collectively referred to as the “Named Executive Officers.”

The first part of the discussion summarizes key developments and decisions that are important to understand any Named Executive Officer’s fiscal year 2010 compensation. The remaining sections provide details on our compensation philosophy and the program’s objectives, an analysis of the elements of compensation used to pay our Named Executive Officers, and historical information regarding the development of our program and its relationship to how our Named Executive Officers and other key executives are currently compensated.

Key 2010 Developments and Decisions

Although fiscal year 2010 began in a climate of continuing uncertainty in the macroeconomic environment, the strategies we implemented early in the year have paid off, leading to financial results which exceeded our expectations. Financial highlights compared to fiscal year 2009 include double digit increases in operating income, diluted earnings per share, net sales and operating cash flow. Our total stockholder return for the fiscal year was 34% (assuming reinvestment of all dividends into shares of Coach stock).

Our strong cash flow allowed our Board of Directors to double our cash dividend, and we have continued to invest in the growth of our business in Asia and Europe, consistent with our long-range plan. The remainder of this section describes the impact of our financial performance on compensation for our Named Executive Officers in fiscal year 2010.

Also during fiscal year 2010, the HR Committee and management engaged in a number of activities to ensure that our compensation program remains aligned with our pay for performance philosophy and reflects stockholder interests.

•	The HR Committee retained the services of SBCG as its independent compensation consultant. SBCG’s role is described in more detail below under “Compensation Decision Making Process — Roles and Responsibilities.”
•	The HR Committee, in partnership with management and SBCG, evaluated several governance elements of our plans, policies and practices and approved the following changes:
º	Starting with grants made in fiscal year 2011, all new long-term incentive equity grant agreements will provide for accelerated vesting upon a change-in-control only if the holder is terminated in conjunction with that change-in-control (commonly referred to as a “double-trigger”). With respect to grants made prior to fiscal year 2011, only equity awards tied to executive Employment Agreements included double-trigger accelerated vesting.
º	Starting in fiscal year 2011, executives serving on Coach’s Operating Group (the “Operating Group” consists of our seven executive officers, including each of our Named Executive Officers, plus our seven other most senior officers), including the Named Executive Officers, are subject to a policy regarding adjustment and recovery of incentive awards in the event of certain financial restatements or fraudulent activities. In the event of a material restatement of the Company’s financial results, the HR Committee shall review the circumstances that caused the restatement and consider whether an Operating Group member was negligent or engaged in misconduct. If so, and the received compensation (in cash or vested equity) that would have been less had the financial statements been correct, the HR Committee will recover compensation from that Operating Group member as it deems appropriate.

The remainder of this discussion and analysis is divided into the following key sections:

•	Compensation Program Objectives
•	Compensation Program Elements
•	Compensation Decision Making Process
•	Determination of fiscal year 2010 Compensation

Compensation Program Objectives

Coach’s primary objective is to drive sustained increases in stockholder value through ongoing sales and earnings growth. Our compensation programs are a natural outgrowth of this objective: we strive to deliver a market-competitive level of fixed compensation, with the opportunity for above market reward when Coach and the individual exceed our performance objectives. More specifically, Coach’s compensation program for its Named Executive Officers is designed to:

•	reward performance, with variable pay constituting a significant portion of total compensation;
•	support the attainment of Coach’s long and short-term strategic and financial objectives;
•	align Named Executive Officers’ interests with our stockholders’ and encourage ownership of Coach stock by our Named Executive Officers;
•	reward Named Executive Officers for continuous improvement in key financial metrics that drive stockholder value;
•	be competitive with Coach’s peer companies; and
•	enable us to attract and retain talent necessary to grow business.

This Compensation Discussion and Analysis focuses in detail on the programs that cover our Named Executive Officers, all of whom work and are paid in the United States, and more broadly on programs provided to other executives and employees based in the United States. Our programs in other countries vary in some respects related to differences in local competitive practices and regulatory requirements, but the guiding principles continue to apply.

Compensation Program Elements

Compensation for our Named Executive Officers includes both fixed components (base salary, benefits and executive perquisites) and variable components (annual bonus or incentive, annual stock option and restricted stock unit grants, and a profit sharing contribution to our retirement plan), with the heaviest weight placed on the variable components. Each component is linked to one or more of the strategic objectives listed above. The fixed components of compensation are designed to be competitive, typically at the middle of the market. The variable components are either tied specifically to the achievement of our financial objectives, and/or to the value of our stock, and are designed so that above average performance is rewarded with above average rewards. We do not attempt to peg any single element of compensation to specific peer company percentiles or ratios.

Fixed compensation: base salary

Coach employees, including our Named Executive Officers, are paid a base salary based on the responsibilities of their positions, the skills and experience required for the job, their individual performance, business performance, labor market conditions and by reference to peer company salary levels. For all employees of Coach, including our Named Executive Officers, salaries are reviewed annually and salary increases typically take effect in September of each year, unless business circumstances require otherwise. No salary increases were granted to any of our Named Executive Officers in fiscal year 2010. With the improvement in our performance, we returned to our normal practice of granting salary increases for fiscal 2011.

Fixed compensation: benefits and executive perquisites

Our health and welfare benefit program for our Named Executive Officers includes a broad-based health insurance plan and executive long-term disability and life insurance programs, designed to attract and retain executives. The executive disability and life insurance programs are provided to approximately 80 employees titled Vice President or higher, including our Named Executive Officers, for whom benefit limits within our broad-based plans would result in non-competitive coverage. This same group, including some of our Named Executive Officers, also receives a cash transportation allowance. Employees pay the required taxes on the value of their executive life insurance and transportation benefits. Effective as of the start of fiscal year 2009, the maximum executive life insurance benefit has been $3 million, except that executives whose fiscal year 2008 life insurance benefit exceeded the limit are grandfathered at their fiscal year 2008 levels. Starting in fiscal year 2010, the life insurance plan no longer accumulates a cash value for each executive. None of these allowances or perquisites is included in base compensation on which bonuses or profit sharing is calculated.

Our retirement plan consists of a qualified 401(k) and profit sharing plan (the “Savings and Profit Sharing Plan”) and a non-qualified defined contribution plan (the “Supplemental Retirement Plan”) for all highly-compensated employees, including our Named Executive Officers, who are affected by the various IRS limits on contributions to qualified retirement plans. Contributions, earnings and account balances in the Supplemental Retirement Plan are detailed in the Non-Qualified Deferred Compensation table. We also offer a qualified employee stock purchase plan to all US-based employees who work more than 20 hours per week, including our Named Executive Officers.

Employees, including our Named Executive Officers, may elect to participate in the Savings and Profit Sharing Plan after completing one year of service. For employees defined as “highly compensated” under the Code, Coach matches 50% of employee contributions up to 6% of compensation contributed. Matching contributions vest at a rate of 20% per year, starting on the first anniversary of the “highly compensated” employee’s start date of service. Coach may also elect to make discretionary profit-sharing contributions to all employees who satisfy plan participation requirements. These contributions vest in full on the third anniversary of the employee’s date of hire with Coach.

For employees, including our Named Executive Officers, whose matching contributions and/or discretionary profit sharing contributions in the Savings and Profit Sharing Plan are limited by the Code, Coach also maintains a non-tax-qualified plan, the Supplemental Retirement Plan. Coach contributes to the Supplemental Retirement Plan any matching or profit sharing contributions described above that would be in excess of the limits allowed by the Code for the Savings and Profit Sharing Plan. In the case of matching contributions, if an employee has contributed the maximum amount allowable under the Code into the Savings and Profit Sharing Plan, Coach will contribute into the Supplemental Retirement Plan the difference between the amount matched under the Savings and Profit Sharing Plan and 3% of such employee’s total compensation for the applicable year.

Because our employees lost their eligibility to participate in the Sara Lee Corporation pension plan after our 2001 spin-off from Sara Lee, employees with at least 10 years of service at Coach as of July 1, 2001, including our Chairman & CEO but no other Named Executive Officers, received double their contribution percentage if they had reached age 35 by that date or triple their percentage if they had reached age 40 by that date. Effective as of the start of fiscal year 2009, the maximum eligible earnings that can be used to determine matching and profit sharing contributions to the Supplemental Retirement Plan was limited to $2 million, except that executives whose fiscal year 2008 benefits under this program exceeded the new limit are grandfathered at their fiscal year 2008 eligible earnings levels.

Variable compensation: annual incentives

Turning to variable compensation, our Performance-Based Annual Incentive Plan (the “Annual Incentive Plan”) is designed to encourage our executives, including our Named Executive Officers, to exceed our annual financial objectives. The Annual Incentive Plan provides Coach’s senior executives with annual incentive compensation that is tied to achieving pre-established objective performance goals. The HR Committee, each member of which is an “outside director” within the meaning of Section 162(m) of the Code, administers the Annual Incentive Plan. Under the Annual Incentive Plan, each participant is eligible to receive a predetermined maximum annual award (“bonus”) if the maximum objective performance levels have been satisfied. For achievement of target financial performance, 75% of the maximum incentive is paid; if performance does not exceed the pre-established threshold, no incentive is paid; and if performance meets or exceeds the pre-established maximum level, 100% of the maximum incentive is paid. No individual may receive an annual incentive payment exceeding $12.0 million under the Annual Incentive Plan for any fiscal year.

The performance measures used to determine awards under the Annual Incentive Plan are the ones we believe drive increases in stockholder value. For fiscal year 2010, these were operating income, diluted earnings per share, operating cash flow, and net sales. Each year we set our financial measures, targets and bonus payout schedules with reference to achieving pre-set levels of desired financial performance, and with consideration given to our annual and long-term financial plan as well as to macroeconomic conditions. Actual payments are made in cash to all participants within two and one-half months after the end of our fiscal year, based on the degree to which the objectives have been achieved, as certified and approved by the HR Committee. Details of our fiscal year 2010 goals and results are provided below in the section titled “Determination of Fiscal Year 2010 Compensation: Annual Incentives.”

Variable compensation clawback policy: adjustment or recovery of awards

The HR Committee has approved a policy concerning the recovery of incentive compensation. This policy applies to any performance-based annual or long-term incentives awarded to certain employees, including our Named Executive Officers, beginning in fiscal year 2011.

Under the policy, in the event of a material restatement of Coach’s financial results, the HR Committee will review the circumstances that caused the restatement and consider accountability to determine whether a covered employee was negligent or engaged in misconduct. If so, and if the amount paid of an annual incentive award or the shares vesting of a performance-based long-term incentive award would have been less had the financial statements been correct, the HR Committee will recover compensation from the covered employee as it deems appropriate. This policy is in addition to any requirements which might be imposed pursuant to Section 304 under the Sarbanes-Oxley Act of 2002, and will be modified to the extent required by the Dodd-Frank Act of 2010.

In addition, all of our long-term incentive award agreements include a repayment provision in the event an award holder is terminated for cause (as defined in those agreements) or violates various non-compete or non-solicitation provisions in those agreements.

Variable compensation: long-term incentives

Long-term incentives represent a significant proportion of compensation at Coach, and are designed to reward participants the way stockholders are rewarded: through growth in the value of Coach’s common stock. At the end of fiscal year 2010, over 1,200 Coach employees were eligible to receive an annual long-term incentive award in the form of stock options and/or restricted stock units (RSUs). Since 2006, Coach has offered an “equity choice” program, under which eligible employees may elect to receive their annual long-term incentive in the form of stock options, RSUs or a combination of the two. Under this program, the ratio of stock options to RSUs is set so that the accounting expense of the award is approximately equal. This choice is not available to our executive officers, including our Named Executive Officers, who receive a combination of stock options and RSUs, with the amount of each determined based on their role in the organization and with the heavier weight on stock options, since they are directly tied to increases in stockholder value. In all cases, the purpose of the grants is to align executives with the interests of our stockholders, reward employees for enhancing stockholder value, encourage retention and provide a means to increase ownership of Coach common stock. We also grant RSUs on a selective basis as part of new hire agreements, to encourage retention or to reward extraordinary individual results. We have found our program to be especially effective at motivating both sustained high performance and retention.

All awards have been made under the terms and conditions of the 2000 and 2004 Stock Incentive Plans; if the 2010 Plan is approved by Coach’s stockholders at the Annual Meeting, then all future awards will be made under the terms and conditions of the 2010 Plan. All awards are made on pre-determined dates, with the bulk of the awards made on the date of the HR Committee’s regularly scheduled August meeting, at the same time that salary increases and bonus payments are approved. New hire, promotion and other special grants to Coach employees are made on the first business day of the fiscal month following the relevant event.

An agreement documenting each grant includes specific provisions relating to the executive’s termination. Our stock option grants and RSU grants contain a financial penalty (which extends for a period beyond the exercise of options or the vesting of RSUs) for executives who violate our non-competition and/or non-solicitation rules or who violate other business standards established by Coach. Special rules accelerating vesting apply to terminations due to death or permanent disability, a business closing or a change in control, and vesting may continue in the case of a qualified retirement (unless otherwise specified in the applicable grant agreement) or following an involuntary termination of employment under some circumstances. Effective August 2010, our standard grant agreements no longer accelerate vesting upon a change in control unless the holder is terminated in conjunction with the change in control.

To ensure we can continue to offer an appropriate level of long-term incentives, our Board of Directors has approved and we are proposing that our stockholders approve a new long-term incentive plan. Details of this proposal can be found in the section titled “Proposal 3 — Approval of the Coach, Inc. 2010 Stock Incentive Plan.”

Variable compensation: stock options

Stock option grants typically carry a term of ten years, and most awards vest in one-third increments over three years, with the exception of special awards made in new hire agreements or employment agreements, as described below for our Named Executive Officers in “Employment Agreements.” The grant (or exercise) price of options granted during fiscal year 2010 was the average of the high and low price on the date of grant, an approach which we believe mitigates the higher volatility typically associated with using the closing price. The only exception to this practice applies to restoration stock options.

Historically, to assist and encourage ownership, we used restoration stock options (more commonly known as “reloads”) as a feature within our stock option program. Restoration stock options encourage executives to own shares of Coach’s stock for purposes of exercising their stock options. Restoration stock options were granted when executives used shares they had held for at least six months as payment of the purchase price upon exercise of their stock options. Restoration stock options are subject to the same terms and conditions as the original options they replace, except that the restoration options’ grant price is equal to the market value of Coach’s common stock on the date and time the restoration stock option is issued. Although the program was successful in driving executives to increase their ownership of Coach common stock, as a cost saving measure it was eliminated on stock option grants made beginning in July 2003 (other than for restoration stock options resulting from grants originally made prior to July 2003).

Variable compensation: Restricted Stock Units (RSUs)

Since their primary purpose is to encourage executive retention, RSUs granted annually to our Named Executive Officers vest in full three years after the grant date. RSUs granted more broadly have a variety of vesting and termination provisions, depending on the underlying purpose of the grant. RSUs granted under the “equity choice” program described above vest in one-third increments over three years, consistent with the stock options granted to employees under this program.

The HR Committee may on occasion grant performance-based restricted stock units (PRSUs) to certain executives of Coach, including our Named Executive Officers. Such awards will have performance criteria consistent with the applicable long-term incentive plan so that they will qualify as performance-based compensation under Section 162(m) of the Code. See “Impact of Accounting and Tax Treatment” below. Vesting and performance criteria associated with an award will depend on the underlying objective for the award. In fiscal year 2010, the HR Committee granted PRSUs to Lew Frankfort, our Chief Executive Officer. Details regarding this award can be found in the section titled “Fiscal Year 2010 Compensation.”

Stock ownership and insider trading policy

We believe that our executives, including our Named Executive Officers, should have a meaningful stake in Coach. In fiscal year 2009, we revised our stock ownership program for Operating Group members. Under the program, each executive is expected to accumulate the lower of a fixed number of Coach shares (ranging from 20,000 to 250,000) and Coach shares valued at one to five times his or her annual salary, with ownership targets increasing with the level of responsibility. The expected ownership is the lower of 250,000 shares and five times base salary for our CEO, the lower of 100,000 shares and three times base salary for Mr. Stritzke, Mr. Krakoff and Mr. Tucci, and the lower of 50,000 shares and two times base salary for Mr. Devine. We expect the required level of ownership to be reached within five years of the program’s inception, or, if later, the date a Named Executive Officer was appointed to his position. Ownership includes shares owned, shares held in Coach’s Savings & Profit Sharing Plan and shares equivalent to the after-tax gain on vested, unexercised, in-the-money stock options. We evaluate compliance with this program and report to the HR Committee annually. As of the last measurement date in March 2010, the CEO and three of the other four Named Executive Officers had achieved the desired level of ownership. The Named Executive Officer who has not yet achieved the desired level of ownership joined Coach in fiscal year 2008.

Coach employees are prohibited from trading in Coach stock during certain prescribed blackout periods, typically beginning two weeks prior to the end of each fiscal quarter and ending two days after the public release of our quarterly earnings announcement. Coach employees are also prohibited from engaging in short sales, buying or selling derivative securities and other similar hedging activities related to Coach stock.

Executive employment contracts

We believe that employment contracts can be an effective retention tool for senior executives in our industry. To that end, our Board and the HR Committee have entered into agreements with most of our Named Executive Officers, the terms of which are described in more detail under “Employment Agreements” below. Each agreement details severance payments to be made in the event of various termination situations and includes protections for Coach in the form of non-competition and non-solicitation provisions, stock compensation claw-backs and the requirement that the Named Executive Officer sign a release to receive the severance. An estimate of the payments that would have been due in the event of termination at the end of fiscal year 2010 is displayed in the section titled “Potential Payments Upon Termination.”

Impact of accounting and tax treatment

Section 162(m) of the Code limits the tax deductibility of certain compensation paid to Named Executive Officers. This provision disallows the deductibility of certain compensation to our Named Executive Officers in excess of $1 million per year unless it is considered performance-based compensation under the Code. We generally endeavor to pay compensation to our Named Executive Officers that is tax deductible to Coach under Section 162(m) of the Code; however, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Coach and its stockholders. We believe that all stock options, performance-based RSUs and annual bonuses under our Annual Incentive Plan granted to our Named Executive Officers qualify as performance-based compensation under Section 162(m) of the Code, but that service-based RSUs and guaranteed bonuses granted to them do not.

Other provisions of the Internal Revenue Code can also affect compensation decisions. Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. The HR Committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.

Section 280G of the Internal Revenue Code disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on those payments. The HR Committee takes into account the potential implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible pursuant to Section 280G.

Compensation Decision Making Process

Roles and responsibilities

The HR Committee has overall responsibility for executive compensation at Coach, including the approval and oversight of compensation and benefit program administration for Coach’s Named Executive Officers, as well as all other senior executives within Coach’s Operating Group. The HR Committee reviews and approves Coach’s annual and long-term incentive compensation programs, including performance goals, as well as significant changes in the design of employee benefits programs. In fiscal year 2010, the HR Committee retained the firm of SBCG to provide advice or recommendations on the amount or form of executive compensation to the HR Committee. SBCG reports to and takes direction from the HR Committee; management provides information and input to SBCG at the HR Committee’s direction. SBCG did not provide additional services to Coach and its affiliates, and the fees related to SBCG’s services did not exceed $120,000 during fiscal year 2010.

In the conduct of its work, SBCG considers compensation programs at the following companies, which represent specialty fashion and high performing retailers with whom we compete for executive talent. Compensation at these companies is one element considered by the HR Committee in setting executive compensation levels. We do not attempt to link any single element of compensation to specific peer company percentiles or ratios.

Abercrombie & Fitch	Guess	Starbucks
American Eagle Outfitters	Kohl’s	Talbots
Ann Taylor Stores	Limited Brands	Tiffany & Company
Chicos FAS	Liz Claiborne	Urban Outfitters
Estee Lauder	Polo Ralph Lauren	Williams-Sonoma
Gap

During fiscal year 2010, SBCG evaluated our compensation programs and presented its findings to the HR Committee. The HR Committee also asked SBCG to assess compensation recommendations made by management, and to work on behalf of the HR Committee in helping management to prepare “Proposal 3 — Approval of the Coach, Inc. 2010 Stock Incentive Plan.”

The Chief Executive Officer and Senior Vice President of Human Resources work with the HR Committee’s Chair to set meeting agendas, and the Senior Vice President of Human Resources prepares information for each HR Committee meeting. Those executives, as well as the Chief Operating Officer, General Counsel & Secretary, and Senior Vice President of Compensation & Benefits, typically attend HR Committee meetings to present information on Coach and the competitive environment for talent, discuss compensation and benefits policies and provide technical advice. The Chief Executive Officer is responsible for reviewing the performance of the Operating Group members, including the Named Executive Officers, and recommending changes in their compensation to the HR Committee for its approval. The HR Committee determines and approves changes in the Chief Executive Officer’s compensation based on its own review of his performance. Management annually provides the HR Committee with exhibits detailing all elements of compensation over the past several years, as well as detailed termination payment charts for its use in evaluating the appropriateness of executive compensation. Actual pay earned by our Named Executive Officers in prior years from annual incentives and long-term incentive compensation is reviewed but is not specifically taken into account by the HR Committee in making the current year’s compensation decisions, because it reflects pay for past performance.

Recommendations to change a Named Executive Officer’s base salary and/or maximum annual bonus opportunity are based on various factors, including the judgment of our Chief Executive Officer and the HR Committee. We consider the responsibilities of their positions and any changes to those responsibilities, the skills and experience required for the job, their individual performance, business performance, labor market conditions and peer company salary levels. Salary increases and annual bonus opportunity changes are considered annually and are based on both financial and non-financial results achieved by Coach and the Named Executive Officer during the preceding fiscal year. All changes are subject to HR Committee approval.

The number of stock options and RSUs granted to a Named Executive Officer each year is designed to deliver relatively consistent value on a year to year basis, so the number is therefore adjusted each year based primarily on changes in Coach’s stock price. Adjustments may also be made based on changes in the executive’s performance, changes in the competitive marketplace, the financial accounting expense of the grant to Coach or other factors. The Chief Executive Officer and the HR Committee also review the same factors described in the previous paragraph in determining whether a change in the value to be delivered in the form of stock options or RSUs is appropriate. The eventual value earned from long-term incentives depends on the stock price at the time the award is exercised in the case of stock options, or vests in the case or RSUs. The eventual value earned from PRSUs depends on the degree to which the relevant performance criteria are achieved and on the stock price at the time the award vests.

Determination of Fiscal Year 2010 Compensation

Base salaries

Annual salary rates in effect during fiscal year 2010 for our Named Executive Officers are listed below. As previously noted, in May 2009, Coach’s CEO recommended, and the HR Committee approved, that no salary increases would be granted in fiscal year 2010, other than for significant increases in responsibility and in emerging markets. None of the Named Executive Officers received a salary increase for fiscal year 2010, including Mr. Krakoff, who declined his contractually-guaranteed 5% salary increase for fiscal year 2010. Normally, salary increases take effect on September 1 of each year, unless otherwise noted below. The HR Committee approved fiscal year 2011 salary increases on our normal schedule for implementation in September 2010.

Named Executive Officer	6/26/09 Annual Salary Rate	Increase	7/2/2010 Annual Salary Rate
Lew Frankfort	$1,214,100	$0	$1,214,100
Michael F. Devine, III	580,000	0	580,000
Reed Krakoff(1)	2,500,000	0	2,500,000
Jerry Stritzke	900,000	0	900,000
Michael Tucci	850,000	0	850,000

(1)	Mr. Krakoff’s salary and increases are determined according to the terms of his Employment Agreement approved by the HR Committee on March 11, 2008. Mr. Krakoff received a 5% increase to $2,625,000 at the start of fiscal year 2011 per the terms of his Agreement.

Annual incentives

Consistent with the description of our compensation programs above, each of our Named Executive Officers was eligible for an award for fiscal year 2010 under Coach’s Performance-Based Annual Incentive Plan. Each Named Executive Officer who retains his position will again be eligible to receive such an award for fiscal year 2011.

At the beginning of fiscal year 2010, the HR Committee set specific goals in four measures of company-wide performance for Annual Incentive Plan purposes. Each measure accounts for a fixed portion of each Named Executive Officer’s maximum achievable award. Each performance goal is set with reference to Coach’s performance in the prior fiscal year, adjusted for expected changes in the current year. The goals for fiscal year 2010 were set considering the uncertain economic situation, with a broadened range of acceptable performance between threshold and target. Achieving the “target” award level shown below for each performance measure entitled the Named Executive Officer to receive 75% of the maximum award for that measure; achieving the “maximum” award level shown below entitled the Named Executive Officer to receive 100% of the maximum award for that measure. If performance does not exceed the “threshold” award level shown below, there is no award for that measure. For fiscal year 2010, the performance measures, associated weights, and results against which awards were paid were as follows:

Measure of Coach, Inc. Performance	Needed to Achieve Threshold Award	Needed to Achieve Target Award	Needed to Achieve Maximum Award	Weight	Result
Operating Income (millions)(1)	$711.1	$951.5	$977.1	40%	$1,150.8
Diluted Earnings Per Share(1)	$1.39	$1.86	$1.91	25%	$2.268
Operating Cash Flow (millions)	$522.2	$698.8	$717.6	25%	$909.8
Net Sales (millions)	$2,453.1	$3,282.5	$3,370.7	10%	$3,607.6

(1)	Results reflect actual amounts reported in accordance with GAAP adjusted for the impact of all stock buyback activity on interest income and share count.

The next table shows the percentage of base salary that each Named Executive Officer was scheduled to receive for fiscal year 2010 under the plan if Coach had achieved the maximum award level shown above for each of these performance measures, as well as the actual percentage of base salary received based on the above results. The maximum plan award levels are based on the role and responsibility of each position, peer company levels and with reference to any Employment Agreements, and are approved each year by the HR Committee. As displayed above, our fiscal year 2010 financial results, as certified by the HR Committee, resulted in the maximum payout for financial performance.

Named Executive Officer	Maximum Plan Award (as % of Base Salary)	Actual Plan Award (as % of Base Salary)
Lew Frankfort	200	200
Michael F. Devine, III	100	100
Reed Krakoff(1)	200	200
Jerry Stritzke	100	100
Michael Tucci	125	125

(1)	Under his employment agreement, Mr. Krakoff was also entitled to receive an additional performance-based bonus of up to $1,867,500 based on the achievement of these same financial targets; based on our actual performance, Mr. Krakoff received 100% of this amount. He also received an additional fixed annual retention bonus under his employment agreement of $1,095,000 and the final portion ($3,000,000) of his March 2008 contract extension signing bonus. See “Employment Agreements” below for a description of these additional bonuses.

Fiscal year 2010 long-term incentives

On August 5, 2009, the HR Committee authorized the following stock option and RSU awards to our Named Executive Officers, with consideration given to the values granted in prior years, to the price of Coach stock on the date of grant and to each executive’s performance. The stock options vest 1/3 per year over three years and the RSUs vest in full on the third anniversary of the grant date.

Named Executive Officer	Stock Options with an Exercise Price of $29.37 per Share	RSUs
Lew Frankfort	457,367	27,239
Michael F. Devine, III	70,428	10,215
Reed Krakoff	654,754	20,429
Jerry Stritzke	140,021	64,692
Michael Tucci	140,021	20,429

In addition, as disclosed in last year’s proxy, on August 6, 2009, the HR Committee authorized a four-year, performance-based share award (a “PRSU”) for our CEO. This award was granted to provide continuity of strong leadership at a pivotal time for Coach, given the evolving retail environment and our significant international growth opportunities. We believe successful execution of our international strategy and continuity of leadership are critical drivers of long-term stockholder value. The award was designed with multiple components to further sharpen focus on long-term international growth, consistent Coach-wide annual performance, and leadership continuity. It was intended to extend his tenure as CEO for an additional two years beyond the end of his current contract, which is set to expire on August 22, 2011 (see “Employment Agreements” below for more information).

The performance-based award is comprised of PRSUs having a total fair market value as of the respective grant dates of $10,000,000, assuming financial performance against specified performance goals (determined by the HR Committee) at target levels. The actual award value and shares earned may range from 0-133% of target, depending on the level of achievement of these performance measures and goals over the stated periods. The award will vest in full on June 29, 2013, subject to Mr. Frankfort’s continued employment and the achievement of these goals. On August 6, 2009, the HR Committee authorized the following grants under this award:

•	A target award of 59,747 PRSUs, with a fair market value on the date of grant of $1,750,000, to be earned based on the degree to which Coach’s fiscal year 2010 annual financial performance goals are achieved (as described above in the section titled “Determination of Fiscal Year 2010 Compensation: Annual Incentives”).
•	A target award of 102,424 PRSUs, with a fair market value on the date of grant of $3,000,000, to be earned based on Coach’s financial objectives for international sales (excluding Japan) for the four year period fiscal year 2010 through fiscal year 2013.
•	The balance of the PRSU award, to be valued at an aggregate of $5,250,000, will be granted in three equal installments valued at $1,750,000 each, within 90 days of the start of fiscal years 2011, 2012 and 2013, and will be earned based on the degree to which the fiscal year 2011, 2012 and 2013 financial performance goals are achieved. The grant dates for these PRSUs will be the dates the HR Committee determines the performance criteria for each fiscal year.
•	Each of the grants will earn dividend equivalent PRSUs, which will be subject to the same vesting and performance criteria as the underlying award.
•	The final number of shares earned will be determined, and the award will vest in full based upon the degree to which the pre-determined financial objectives for each of the grants have been met, as determined by the HR Committee, and if our CEO is actively employed as of the last day of fiscal 2013, with limited exceptions described below. He will be prohibited from selling 50% of the after-tax shares until the end of fiscal 2015.
•	If any grant under this award is scheduled to be earned at a level above the pre-determined target level (including any dividend equivalent PRSUs), then the following additional criteria must be met; otherwise only the target number of shares will be earned.
º	Coach’s financial performance in each of fiscal years 2010, 2011, 2012 and 2013 must exceed the HR Committee-determined threshold level, and
º	Coach’s financial performance in at least two of those same fiscal years must be above the HR Committee-determined target level.
•	Should Mr. Frankfort’s employment be terminated prior to the end of fiscal year 2013, this award would be forfeited except in the following circumstances:
º	On death or disability, a portion of the award will vest on June 29, 2013, based on completed performance periods. Subject to the HR Committee’s discretion, vesting may be accelerated to the date of termination due to death or disability, and accelerated vesting may additionally be provided for the pro rata portion of the award that relates to partially-completed performance periods;
º	On termination without Cause or for Good Reason (as defined in the award agreement), the award will continue to vest in accordance with its terms and conditions, subject to Coach’s actual performance results; and
º	On termination without Cause or for Good Reason in conjunction with a Change in Control (as defined in the award agreement), vesting would accelerate.

As described above in the section “Determination of Fiscal 2010 Compensation: Annual Incentives,” our fiscal year 2010 financial results, as certified by the HR Committee, resulted in the maximum payout for financial performance. These same criteria apply to the target grant of 59,747 PRSUs described above. However, the final number of shares earned pursuant to this award will not be determined until the end of fiscal year 2013 when the remaining criteria have been determined and assessed.

2010 Retirement plan contributions

During fiscal year 2010, contributions were made to our Savings & Profit Sharing Plan and Supplemental Retirement Plan for each Named Executive Officer consistent with those plans’ rules, which apply to all employees eligible for those plans. The contribution to the Profit Sharing Plan for fiscal year 2010 was set by the HR Committee at 3% of eligible compensation, considering Coach’s financial performance during the year. All amounts are displayed in a footnote to the Summary Compensation Table.

2010 Long-Term Incentive Compensation: Performance RSU Granted to President & COO

On August 5, 2010, in addition to our normal annual grants of stock options and service-based RSUs, the HR Committee authorized a four-year long-term incentive award for our President & COO, Jerry Stritzke. This award was granted to provide continuity of strong leadership as the global economy recovers and as the Company builds the infrastructure to support its global growth. Mr. Stritzke is leading initiatives that are expected to create considerable stockholder value. The award is comprised of:

•	Stock options having a total fair market value as of the grant date of $2,100,000, of which 50% will vest on June 29, 2013 and 50% on June 28, 2014. subject to Mr. Stritzke’s continued employment through those dates;
•	Restricted stock units having a total fair market value as of the grant date of $2,100,000, of which 50% will vest on June 29, 2013 and 50% on June 28, 2014, subject to Mr. Stritzke’s continued employment through those dates; and
•	Performance-based restricted stock units having a total fair market value as of the respective grant dates of $2,800,000, assuming performance of the Company against specified performance goals (determined by the HR Committee) at target levels. The actual award value may range from 0 – 133% of target, depending on the Company’s level of achievement of these performance measures and goals over the stated periods. The award will vest 33% on June 29, 2013 and 67% on June 28, 2014, subject to Mr. Stritzke’s continued employment and the achievement of these goals.

This award is not included in the section below titled “Potential Payments on Termination or Change in Control” since it was granted after the end of fiscal 2010. Should Mr. Stritzke’s employment be terminated prior to the applicable vesting dates, this award would be forfeited except in the following circumstances:

•	On death or disability, unvested awards and awards tied to incomplete performance periods will forfeit. A portion of the PRSU award will vest based on completed performance periods. Additional portions may vest subject to the HR Committee’s discretion;
•	On termination without Cause or for Good Reason (as defined in the award agreement), the award will continue to vest in accordance with its terms and conditions, subject to the Company’s actual performance results; and
•	On termination without Cause or for Good Reason in conjunction with a Change in Control (as defined in the award agreement), vesting would accelerate.

Pay Risk Assessment

Management reviewed our compensation policies and practices and evaluated the degree to which they may motivate any employee, including our Named Executive Officers, to take on inappropriate or excessive risk, and shared its evaluation with the HR Committee. We believe that our various compensation programs are aligned to our strategy and objectives, and that they encourage prudent risk-taking to drive performance.

When the HR Committee and management are developing new or modified compensation programs, risk taking is discussed and affects the design of the program accordingly. As an example, our CEO must retain 50% of the after-tax vested PRSU shares earned on his special retention award until two years following their final vest date.

As a result of our evaluation, we determined that our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Coach.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee reviewed and discussed the Compensation Discussion and Analysis set forth above with management. Based on our reviews and discussion with management, the HR Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K.

Human Resources Committee
Ivan Menezes, Chair Susan Kropf Gary Loveman Irene Miller Michael Murphy Jide Zeitlin

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in PensionValue and Non- Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Lew Frankfort, Chairman and Chief Executive Officer	2010	1,214,100	0	5,549,998	4,374,696	2,428,000	0	172,316	13,739,310
	2009	1,206,317	0	799,405	4,323,282	0	0	420,150	6,749,154
	2008	1,159,917	0	798,801	3,668,500	1,609,964	0	346,156	7,583,338
Michael F. Devine, III, Executive Vice President and Chief Financial Officer	2010	580,000	0	300,015	673,641	580,000	0	82,238	2,215,894
	2009	575,833	0	1,300,016	667,021	0	0	123,392	2,666,262
	2008	550,833	0	297,858	566,950	382,278	0	91,779	1,889,698
Reed Krakoff, President, Executive Creative Director	2010	2,500,000	4,095,000	600,000	6,262,694	6,867,500	0	541,774	20,866,968
	2009	2,500,000	4,595,000	600,209	6,176,118	0	0	675,336	14,546,663
	2008	2,300,359	5,000,000	600,229	5,258,183	4,128,432	0	607,529	17,894,733
Jerry Stritzke, President and Chief Operating Officer(7)	2010	900,000	0	1,900,004	1,339,295	1,125,000	0	133,516	5,397,815
	2009	891,667	0	401,013	658,786	445,833	0	232,993	2,630,292
	2008	250,640	0	1,000,165	1,014,464	173,944	0	37,248	2,476,462
Michael Tucci, President, North America Retail Division	2010	850,000	0	600,000	1,339,295	1,062,500	0	103,565	3,955,360
	2009	833,000	0	4,350,205	3,977,031	0	0	162,124	9,322,360
	2008	736,667	0	297,858	978,267	573,348	0	130,508	2,716,647

(1)	Salary amounts reflect the actual base salary payments made to the Named Executive Officers in fiscal years 2010, 2009 and 2008.
(2)	Bonus amounts reflect non-performance based guaranteed cash payments to Mr. Krakoff for fiscal years 2010, 2009 and 2008. Mr. Krakoff’s bonus is pursuant to the terms of his employment agreement, which is described below in the section titled “Employment Agreements.”
(3)	Reflects the aggregate grant date fair value of all stock options and restricted stock unit awards with respect to fiscal years 2010, 2009 and 2008 in accordance with FASB ASC 718. For Mr. Frankfort, the stock award column includes an annual RSU and a PRSU with a grant date fair value assuming the target achievement level; at the maximum achievement level for the PRSU, the total grant date fair value of these awards would be $7,117,494. The weighted-average assumptions used in calculating the grant date fair value of option awards are shown below:

	Fiscal Year Ended
	FY10	FY09	FY08
Expected Term (years)	3.0	3.0	2.6
Expected Volatility	49.36%	44.7%	32.9%
Risk-free Interest Rate	1.73%	2.7%	4.2%
Dividend Yield	1.01%	0.0%	0.0%
(4)	Amounts in this column reflect compensation earned under the Performance-Based Annual Incentive Plan for fiscal years 2010, 2009 and 2008. The plan and the amounts are described in detail in the sections titled “Compensation Program Elements — Annual Incentives” and “Compensation Decision Making — Annual Incentives.”
(5)	Coach does not have a tax-qualified defined benefit pension plan for its non-union employees. The Named Executive Officers are eligible for company contributions to the non-qualified Supplemental Retirement Plan; these contributions earn a market rate of interest so the interest earned is not included in this table. Please refer to the “Non-Qualified Deferred Compensation Table” for details.
(6)	“All Other Compensation” includes transportation benefits, reimbursement for Mr. Stritzke’s relocation expenses, company contributions to our Savings & Profit Sharing Plan and Supplemental Retirement Plan, and supplemental life insurance premiums, the values of which are set forth in the table below for fiscal years 2010, 2009 and 2008.

Name & Principal Position	Year	Transportation Benefit(a) ($)	Company Contributions to Qualified Defined Contribution Plans ($)	Company Contributions to Non-Qualified Defined Contribution Plans ($)	Life Insurance Premiums ($)	Other(b) ($)
Lew Frankfort, Chairman and Chief Executive Officer	2010	0	29,400	116,292	26,624	0
	2009	0	27,600	310,354	82,196	0
	2008	0	20,250	283,755	42,151	0
Michael F. Devine, III, Executive Vice President and Chief Financial Officer	2010	43,610	14,700	20,100	3,828	0
	2009	43,383	13,800	43,687	22,522	0
	2008	42,020	11,250	15,967	22,542	0
Reed Krakoff, President, Executive Creative Director	2010	105,226	14,700	411,000	10,848	0
	2009	111,980	13,800	493,300	56,256	0
	2008	128,690	11,250	411,333	56,256	0
Jerry Stritzke, President and Chief Operating Officer	2010	48,000	14,700	66,050	4,766	0
	2009	48,000	11,400	2,100	2,347	169,146
	2008	14,574	0	0	0	22,674
Michael Tucci, President, North America Retail Division	2010	48,000	14,700	36,300	4,565	0
	2009	48,000	13,800	70,581	29,743	0
	2008	48,000	11,250	67,771	3,487	0

(a)	For Mr. Devine, Mr. Stritzke and Mr. Tucci, reflects a cash transportation allowance, the taxes on which are paid by the Named Executive Officer. For Mr. Krakoff, reflects his personal usage of a company-paid driver for fiscal year 2010 and the use of a company-leased car and driver for fiscal years 2009 and 2008, pursuant to the terms of his Employment Agreement. Mr. Krakoff pays the taxes on this benefit.
(b)	Reflects reimbursement of relocation expenses paid to Mr. Stritzke in fiscal years 2009 and 2008, pursuant to the terms of the Coach, Inc. Relocation Plan for Vice Presidents and above.
(7)	Mr. Stritzke was hired and appointed an Executive Officer on March 17, 2008. Therefore, fiscal year 2008 represents a partial year.

GRANTS OF PLAN-BASED AWARDS

Fiscal 2010

	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(3) ($/Share)	Closing Market Price on Grant Date ($/Share)	Grant Date Fair Value of Stock and Option Award(4) ($)
Name & Principal Position			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lew Frankfort, Chairman and Chief Executive Officer	Annual incentive		0	1,821,000	2,428,000
	Annual stock option grant	8/5/2009								457,367	29.37	29.30	4,374,696
	Annual RSU grant	8/5/2009							27,239				800,009
	Special Performance RSU grant	8/6/2009				0	59,747	79,464	59,747				1,749,990
	Special Performance RSU grant	8/6/2009				0	102,424	136,224	102,424				2,999,999
Michael F. Devine, III, Executive Vice President and Chief Financial Officer	Annual incentive		0	435,000	580,000
	Annual stock option grant	8/5/2009								70,428	29.37	29.30	673,641
	Annual RSU grant	8/5/2009							10,215				300,015
Reed Krakoff, President, Executive Creative Director	Annual incentive		0	3,750,000	5,000,000
	Employment Agreement incentive		0	1,400,625	1,867,500
	Annual stock option grant	8/5/2009								654,754	29.37	29.30	6,262,694
	Annual RSU grant	8/5/2009							20,429				600,000
Jerry Stritzke, President and Chief Operating Officer	Annual incentive		0	843,750	1,125,000
	Annual stock option grant	8/5/2009								140,021	29.37	29.30	1,339,295
	Annual RSU grant	8/5/2009							13,619				399,990
	Special RSU grant	8/5/2009							51,073				1,500,014
Michael Tucci, President, North America Retail Division	Annual incentive		0	796,875	1,062,500
	Annual stock option grant	8/5/2009								140,021	29.37	29.30	1,339,295
	Annual RSU grant	8/5/2009							20,429				600,000

(1)	This column represents possible fiscal 2010 payouts under the Performance-Based Annual Incentive Plan. Amounts actually earned are displayed in the Summary Compensation Table.
(2)	This column represents performance based RSU grants made to Mr. Frankfort in fiscal year 2010. The awards are described in the section “Compensation Program Elements — Long Term Incentives” section of the “Compensation Discussion and Analysis.”
(3)	The exercise price for stock option grants is the average of the high and low stock price on the date of grant.
(4)	The amounts reported represent the full grant date fair value of all stock and option awards granted to Named Executive Officers in fiscal year 2010 calculated in accordance with FASB ASC 718. For RSU awards, grant date fair value is calculated using the average of the high and low closing price of Coach common stock on the grant date, for stock options, grant date fair value is calculated using the Black-Scholes value as of the grant date, and for PRSU awards grant date fair value is calculated using the average of the high and low price of Coach common stock on the grant date and assumes achievement of target financial performance. The weighted average assumptions used in calculating the FASB ASC 718 grant date fair value of these awards are described under the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2010

Name & Principal Position	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(a) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(b) ($)
Lew Frankfort, Chairman and Chief Executive Officer	171,180	(1)	0		12/09/2005	34.85	10/04/2010
	239,062	(1)	0		12/12/2005	34.94	10/04/2010
	126,313	(1)	0		12/13/2005	34.14	10/04/2010
	267,589	(1)	0		12/09/2005	34.85	08/09/2011
	463,946	(1)	0		12/13/2005	34.14	08/09/2011
	269,507	(1)	0		12/08/2005	35.14	08/07/2012
	214,303	(1)	0		12/09/2005	34.85	08/07/2012
	190,698	(1)	0		12/12/2005	34.94	08/07/2012
	420,000	(2)	0		08/10/2005	34.84	08/10/2015
	133,180	(3)	399,537	(3)	08/22/2005	32.37	08/22/2015
	490,000	(2)	0		08/09/2006	29.85	08/09/2016
	220,001	(2)	109,999	(2)	08/09/2007	45.13	08/09/2017
	175,001	(2)	349,999	(2)	08/05/2008	26.21	08/05/2018
	0		457,367	(2)	08/05/2009	29.37	08/05/2019
								17,860	(c)	08/09/2007	638,852
								30,776	(c)	08/05/2008	1,100,858
								27,409	(c)	08/05/2009	980,420
										08/06/2009		79,959	(d)	2,860,117
										08/06/2009		137,073	(d)	4,903,085
Michael F. Devine, III, Executive Vice President and Chief Financial Officer	82,042	(1)	0		11/15/2006	42.28	12/03/2011
	241	(1)	0		11/16/2006	41.93	08/07/2012
	3,162	(1)	0		11/16/2006	42.14	08/07/2012
	32,531	(1)	0		11/16/2006	42.26	08/07/2012
	21,662	(1)	0		11/16/2006	42.29	08/07/2012
	23,534	(1)	0		11/16/2006	42.44	08/07/2012
	81,861	(4)	0		11/08/2005	34.12	11/08/2015
	34,001	(2)	16,999	(2)	08/09/2007	45.13	08/09/2017
	0		53,999	(2)	08/05/2008	26.21	08/05/2018
	0		70,428	(2)	08/05/2009	29.37	08/05/2019
								6,660	(c)	08/09/2007	238,228
								11,503	(c)	08/05/2008	411,462
								38,546	(d)	08/05/2008	1,378,790
								10,279	(c)	08/05/2009	367,680
Reed Krakoff, President, Executive Creative Director	0		1,264,935	(3)	08/22/2005	32.37	08/22/2015
	315,334	(2)	157,666	(2)	08/09/2007	45.13	08/09/2017
	0		499,999	(2)	08/05/2008	26.21	08/05/2018
	0		654,754	(2)	08/05/2009	29.37	08/05/2019
								13,420	(c)	08/09/2007	480,033
								23,107	(c)	08/05/2008	826,537
								20,556	(c)	08/05/2009	735,288

Name & Principal Position	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Grant Date	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Restricted Stock Unit Grant Date	Market Value of Shares or Units of Stock that Have Not Vested(b) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(a) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(b) ($)
Jerry Stritzke, President and Chief Operating Officer	0		41,666	(2)	03/31/2008	29.75	03/31/2018
	0		53,333	(2)	08/05/2008	26.21	08/05/2018
	0		140,021	(2)	08/05/2009	29.37	08/05/2019
								33,923	(c)	03/31/2008	1,213,426
								15,438	(c)	08/05/2008	552,217
								13,704	(c)	08/05/2009	490,192
								51,391	(e)	08/05/2009	1,838,256
Michael Tucci, President, North America Retail Division	79,707	(1)	0		02/06/2006	36.13	01/06/2013
	7,167	(1)	0		02/01/2007	46.59	01/06/2013
	147,564	(1)	0		02/01/2007	46.63	01/06/2013
	112,500	(2)	0		08/10/2005	34.84	08/10/2015
	252,658	(4)	0		11/08/2005	34.12	11/08/2015
	58,667	(2)	29,333	(2)	08/09/2007	45.13	08/09/2017
	0		107,333	(2)	08/05/2008	26.21	08/05/2018
	0		238,459	(5)	08/05/2008	26.21	08/05/2018
	0		140,021	(2)	08/05/2009	29.37	08/05/2019
								6,660	(c)	08/09/2007	238,228
								23,107	(c)	08/05/2008	826,537
								144,369	(f)	08/05/2008	5,164,079
								20,556	(c)	08/05/2009	735,288

(1)	Restoration Stock Option: Vested 100% 6 months after date of grant.
(2)	Annual Grant: Vests 33.3% each year beginning 1 year from date of grant.
(3)	Special Grant: Vested 25% on 8/22/2009 and vests 25% on 8/22/2010 and 50% on 8/22/2011.
(4)	Special Grant: Vested 20% on 6/30/2008, 20% on 6/30/2009 and 60% on 6/30/2010.
(5)	Special Grant: Vests 20% on 7/2/2011, 20% on 6/30/2012 and 60% on 6/29/2013
(a)	Represents the maximum number of shares that may be earned. Vesting of this award is contingent on achievement of financial performance (please see “Compensation Program Elements — Long Term Incentives” section of the “Compensation Discussion and Analysis” for details).
(b)	The market value of stock awards is based on the closing price per share of Coach’s stock on July 2nd, 2010 ($35.77).
(c)	Annual Grant: Vests 100% three years from date of grant.
(d)	Special Grant: Vests 100% on 6/29/2013.
(e)	Special Grant: Vests 100% on 8/5/2012
(f)	Special Grant: Vests 20% on 7/2/2011, 20% on 6/30/2012 and 60% on 6/29/2013

2010 OPTION EXERCISES AND STOCK VESTED

Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Lew Frankfort, Chairman and Chief Executive Officer	2,522,223	44,827,240	26,876	810,311
Michael F. Devine, III, Executive Vice President and Chief Financial Officer	354,907	4,872,948	33,923	1,170,896
Reed Krakoff, President, Executive Creative Director	1,338,313	10,453,181	20,157	607,734
Jerry Stritzke, President and Chief Operating Officer	110,001	1,602,206	0	0
Michael Tucci, President, North America Retail Division	259,667	3,465,867	69,186	2,343,547

(1)	1,905,930 shares were sold to cover the cost and taxes for Mr. Frankfort’s stock option exercises; 286,305 shares were sold to cover the cost and taxes for Mr. Devine’s stock option exercises; 1,205,509 shares were sold to cover the cost and taxes for Mr. Krakoff’s stock option exercises; 1,849,620 shares were sold to cover the cost and taxes for Mr. Stritzke’s stock option exercises; 208,994 shares were sold to cover the cost and taxes for Mr. Tucci’s stock option exercises.
(2)	Amounts reflect the difference between the exercise price of the stock option and the market price of Coach’s common stock at time of exercise.
(3)	11,149 shares were withheld to cover the taxes related to Mr. Frankfort’s RSU vesting; 13,528 shares were withheld to cover the taxes related to Mr. Devine’s RSU vestings; 10,377 shares were withheld to cover the taxes related to Mr. Krakoff’s RSU vesting; 29,810 shares were withheld to cover the taxes related to Mr. Tucci’s RSU vestings.
(4)	Amounts reflect the market value of Coach’s common stock on the day the RSUs vested.

2010 NON-QUALIFIED DEFERRED COMPENSATION

Name & Principal Position	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Lew Frankfort, Chairman and Chief Executive Officer	—	116,292	84,733	—	2,822,382
Michael F. Devine, III, Executive Vice President and Chief Financial Officer	—	20,100	8,205	—	282,054
Reed Krakoff, President, Executive Creative Director	—	411,000	83,622	—	3,088,420
Jerry Stritzke, President and Chief Operating Officer	—	66,050	49	—	68,199
Michael Tucci, President, North America Retail Division	—	36,300	12,390	—	36,300

(1)	Amounts shown in this table arise solely from employer contributions into Coach’s Supplemental Retirement Plan, which does not accept employee contributions.
(2)	All contributions shown are also reported as compensation for fiscal 2010 in the Summary Compensation Table.
(3)	The Supplemental Retirement Plan is an unfunded, non tax-qualified plan. Coach makes contributions to the accounts of participants (including our Named Executive Officers) to the extent that the Code limits their contributions to their qualified Savings and Profit Sharing Plan accounts to less than: (a) 3% of the employee’s total cash compensation for 401(k) “matching contributions” plus (b) the percentage of each employee’s total cash compensation the HR Committee elects to contribute to the profit sharing plan for each fiscal year (which was 3% for fiscal 2010); Mr. Frankfort receives an additional 200% of such profit sharing contributions into the Supplemental Retirement Plan each year because of his age and years of service with Coach. Interest is credited to participants’ account balances twice yearly, at a rate set annually equal to the New York prime rate in effect each January 1. The rate in effect as of January 1, 2010 was 3.25%.
(4)	Includes Aggregate Earnings and Registrant Contributions earned in the last fiscal year. Vested account balances are paid out six months after a participant’s termination.

EMPLOYMENT AGREEMENTS

Our Board and the HR Committee have entered into employment agreements with four of our Named Executive Officers. On June 1, 2003, Coach entered into five-year employment agreements with each of Lew Frankfort and Reed Krakoff; on August 22, 2005, Coach extended these agreements for an additional three-year period, and on March 11, 2008, Coach extended Mr. Krakoff’s agreement for a further three-year period. On November 8, 2005, Coach entered into five-year employment agreements with each of Michael Tucci and Michael F. Devine, III; on August 5, 2008, we entered into an extension of Mr. Tucci’s agreement for an additional three-year period. These agreements were designed to retain Coach’s top management through at least the dates defined in each agreement, while tying management’s compensation to company performance. The agreements and the extensions were approved by the HR Committee of Coach’s Board of Directors (or its predecessor committee). During calendar year 2008, all of the Named Executive Officers’ employment agreements were also amended to comply with Section 409A of the Code; except as otherwise described below, these amendments did not make any changes to the principal compensation terms of the agreements.

The following tables summarize the compensation payable to each of Lew Frankfort, Reed Krakoff, Michael Tucci and Michael F. Devine, III under his current employment agreement. Except as described below, all compensation and vesting of equity securities is subject to such Named Executive Officer’s continued employment with Coach as of the dates shown. All stock options expire on the tenth anniversary of the grant date. On August 6, 2009, Mr. Frankfort received a long-term performance-based RSU grant, which was not made pursuant to his employment agreement and is described above under “Determination of Fiscal Year 2010 Compensation: Long-term Incentives.”

The performance-based bonus amounts shown in the tables below are the maximum amounts that each such Named Executive Officer could receive pursuant to his employment agreement based on Coach’s attaining pre-set financial or other operating criteria determined by Coach’s Board of Directors in its discretion in accordance with Section 162(m) of the Code. Subject to certain exceptions, if such Named Executive Officer is terminated by Coach without “Cause” or resigns his employment for “Good Reason” (as defined below), he would remain eligible to continue to receive these bonuses after the termination date.

Lew Frankfort

Item of Compensation:	Amount:	Vesting and Expiration Schedule for Options and RSUs:
Initial Base Salary per Agreement:	$1,000,000, beginning September 2005
Base Salary at end of fiscal year 2010:	$1,214,100
Maximum FY10 Bonus per Coach’s Performance-Based Annual Incentive Plan:	200% of annual base salary actually paid during fiscal year
2003 Agreement Stock Option Grant:	Options to purchase 888,888 shares at an exercise price of $12.49 per share	266,664 vested July 1, 2007; 622,224 vested July 1, 2008; options expire July 1, 2013
2003 Agreement RSU Grant:	166,752 RSUs	50,024 vested July 1, 2007; 116,728 vested July 1, 2008
2005 Extension Stock Option Grant:	Options to purchase 532,717 shares at an exercise price of $32.37 per share	133,180 vested August 22, 2009; 133,180 vested August 22, 2010; 266,537 will vest August 22, 2011; Options expire August 22, 2015

Reed Krakoff

Item of Compensation:	Amount:	Vesting and Expiration Schedule for Options and RSUs:
Initial Base Salary per Agreement:	$2,500,000, beginning June 29, 2008
Base Salary at end of fiscal year 2010:	$2,500,000
Maximum FY10 Bonus per Coach’s Performance-Based Annual Incentive Plan:	200% of annual base salary actually paid during fiscal year
Fixed Contract Bonuses:	$1,500,000 paid July 1, 2007; $1,500,000 paid July 1, 2008; $1,095,000 paid July 1, 2009; $1,095,000 paid July 1, 2010 $2,190,000 payable July 1, 2011; $1,101,475 payable June 30, 2012; $1,101,475 payable June 29, 2013; $3,202,950 payable June 28, 2014
2008 Extension Signing Bonus:*	$3,500,000 paid June 28, 2008; $3,500,000 paid June 26, 2009; $3,000,000 paid July 3, 2010
Performance-Based Contract Bonuses (actual amounts paid or maximum amounts payable in future)	$2,500,000 paid for fiscal year 2008; $0 paid for fiscal year 2009; $1,867,500 paid for fiscal year 2010; $3,735,000 for fiscal year 2011; $2,188,000 for fiscal year 2012; $2,188,000 for fiscal year 2013; $4,376,000 for fiscal year 2014
2003 Agreement Stock Option Grant:	Options to purchase 800,000 shares at an exercise price of $12.49 per share	200,000 vested July 1, 2006; 200,000 vested July 1, 2007; 400,000 vested July 1, 2008; Options expire July 1, 2013
2003 Agreement RSU Grant:	150,076 RSUs	37,520 vested July 1, 2006 37,520 vested July 1, 2007; 75,036 vested July 1, 2008
2005 Extension Stock Option Grant:	Options to purchase 1,686,581 shares at an exercise price of $32.37 per share	421,646 vested August 22, 2009; 421,646 vested August 22, 2010; 843,289 will vest August 22, 2011; Options expire August 22, 2015

*	If, prior to July 2, 2011, Mr. Krakoff is terminated by Coach for “Cause” (as defined below) or resigns his employment with Coach other than for “Good Reason” (as defined below), he would be required to repay the full amount of all extension-signing bonuses previously paid to him. If, during the period beginning on July 3, 2011 and ending on June 28, 2014, he is terminated for Cause or resigns his employment other than for Good Reason, he would be required to repay a portion of these bonuses equal to the product of (x) $10 million and (y) the ratio of (i) the number of days that have expired between July 3, 2011 and the date of his termination of employment and (ii) 1,092.

Michael Tucci

Item of Compensation:	Amount:	Vesting and Expiration Schedule for Options and RSUs:
Initial Base Salary per Agreement:	$850,000, beginning September 2008
Base Salary at end of fiscal year 2010:	$850,000
Maximum FY10 Bonus per Coach’s Performance-Based Annual Incentive Plan:	125% of annual base salary actually paid during fiscal year
2005 Agreement Stock Option Grant:	Options to purchase 252,658 shares at an exercise price of $34.12 per share	20% vested June 30, 2008; 20% vested June 30, 2009; 60% vested June 30, 2010; Options expire November 8, 2015
2005 Agreement RSU Grant:	73,721 RSUs	20% vested June 30, 2008; 20% vested June 30, 2009; 60% vested June 30, 2010
2008 Extension Stock Option Grant:	Options to purchase 238,459 shares at an exercise price of $26.21 per share	20% will vest July 2, 2011; 20% will vest June 30, 2012; 60% will vest June 29, 2013; Options expire August 5, 2018
2008 Extension RSU Grant:	143,075 RSUs	20% will vest July 2, 2011; 20% will vest June 30, 2012; 60% will vest June 29, 2013

Michael F. Devine, III

Item of Compensation:	Amount:	Vesting and Expiration Schedule for Options and RSUs:
Initial Base Salary per Agreement:	$500,000, beginning September 2005
Base Salary at end of fiscal year 2010:	$580,000
Maximum FY10 Bonus per Coach’s Performance-Based Annual Incentive Plan:	100% of annual base salary actually paid during fiscal year
2005 Agreement Stock Option Grant:	Options to purchase 136,435 shares at an exercise price of $34.12 per share	20% vested June 30, 2008; 20% vested June 30, 2009; 60% vested June 30, 2010; Options expire November 8, 2015
2005 Agreement RSU Grant:	38,101 RSUs	20% vested June 30, 2008; 20% vested June 30, 2009; 60% vested June 30, 2010

If the employment agreement of any of Lew Frankfort, Reed Krakoff, Michael Tucci or Michael F. Devine, III is terminated by Coach without Cause, or by such Named Executive Officer for Good Reason, then such Named Executive Officer will be entitled to receive severance payments equal to 12 months’ (for Mr. Krakoff, Mr. Tucci and Mr. Devine) or 24 months’ (for Mr. Frankfort) annual base salary plus 75% of maximum annual bonus, as well as a pro-rated annual bonus for the year of termination, subject to certain exceptions described in the employment agreements, payable in equal monthly installments between six and 12 months (for Mr. Krakoff, Mr. Tucci and Mr. Devine) or six and 24 months (for Mr. Frankfort) from such Named Executive Officer’s termination date. In addition, if such Named Executive Officer’s employment is terminated without Cause or for Good Reason, all unvested stock options and restricted stock units would continue to become vested on the dates described above and the stock options will remain exercisable for the remainder of the 10-year term. If the termination occurs within six months before or 12 months after a change of control of 20% or more of the combined voting power of Coach, Inc., then the options and restricted stock units granted in connection with the employment agreement will become fully vested immediately prior to such termination and will remain vested for the remainder of their 10-year term. Finally, if such Named Executive Officer’s employment is terminated without Cause or for Good Reason, Coach will continue to provide such Named Executive Officer with specified health and welfare benefits for 12 months (for Mr. Krakoff, Mr. Tucci and Mr. Devine) or 24 months (for Mr. Frankfort) after such Named Executive Officer’s termination.

Coach has “Cause” to terminate any of the aforementioned Named Executive Officer’s under his employment agreement upon: (i) his failure to attempt in good faith to substantially perform his duties (other than any such failure resulting from his physical or mental incapacity) which is not remedied within 30 days after receipt of written notice from Coach specifying such failure; (ii) his failure to attempt in good faith to carry out, or comply with, in any material respect any lawful and reasonable directive of the Board, which is not remedied within 30 days after receipt of written notice from Coach specifying such failure; (iii) his commission at any time of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest or imposition of unadjudicated probation for any felony (or any other crime involving fraud, embezzlement, material misconduct or misappropriation having a material adverse impact on Coach); (iv) his unlawful use (including being under the influence) or possession of illegal drugs on Coach’s premises or while performing his duties and responsibilities; or (v) his willful commission at any time of any act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against Coach (or any predecessor thereto or successor thereof), having a material adverse impact on Coach.

Any of the aforementioned Named Executive Officers has “Good Reason” to resign his employment upon the occurrence of any of the following: (i) failure of Coach to continue him in the position stated in his agreement (or any other position not less senior to such position); (ii) a material diminution in the nature or scope of his responsibilities, duties or authority; (iii) relocation of Coach’s executive offices more than 50 miles outside of New York, New York or his relocation away from the executive offices; (iv) failure of Coach to timely make any material payment or provide any material benefit under the agreement or Coach’s material reduction of any compensation, equity or benefits that he is eligible to receive under the Agreement; or (v) Coach’s material breach of the agreement; provided, however, that he may not resign his employment for Good Reason unless: (x) he provides Coach with at least 30 days prior written notice of his intent to resign for Good Reason (which notice is provided not later than the 60th day following the occurrence of the event constituting Good Reason) and (y) Coach does not remedy the alleged violation(s) within such 30-day period; and, provided, further, that he may resign his employment for Good Reason if in connection with any Change in Control (as defined in the agreement) the surviving entity does not assume the agreement (or, with his written consent, substitute a substantially identical agreement) with respect to him in writing delivered to him prior to, or as soon as reasonably practicable following, the occurrence of such Change in Control.

The agreements contain covenants that prohibit the aforementioned Named Executive Officers from competing with the business of Coach, soliciting Coach’s employees, vendors or wholesale customers, disclosing Coach’s confidential information or violating Coach’s intellectual property rights during their employment with us and for a period of 12 months (for Mr. Krakoff, Mr. Tucci, Mr. Devine) or 24 months (for Mr. Frankfort) afterward. If any of these Named Executive Officers violates these covenants, he will forfeit any remaining unexercised stock options, unvested restricted stock units, cash payments and health and welfare benefits under his agreement. In addition, he may be required to forfeit any gains on stock options or restricted stock units granted in connection with his employment agreement that he realized during a period of 12 months (for Mr. Krakoff, Mr. Tucci, Mr. Devine) or 24 months (for Mr. Frankfort) prior to violating these covenants; in addition, Mr. Krakoff may be required to repay any retention bonuses that he received during such 12-month period.

Potential Payments on Termination or Change in Control

The tables below reflect the amount of compensation that would be owed to each of our Named Executive Officers in the event of termination of such Named Executive Officer’s employment. The amounts shown assume that the termination was effective as of July 3, 2010, and thus include amounts earned through such time as well as estimates of the amounts which would be paid out to such Named Executive Officers due to their termination. The actual amounts to be paid out can only be determined at the time of a Named Executive Officer’s actual separation from Coach.

Payments Made Upon Termination

Regardless of the reason for a Named Executive Officer’s termination of employment, he may be entitled to receive amounts earned during his term of employment. Such amounts include:

•	unused vacation pay (this would amount to a maximum of 20 days of base salary and is not displayed in each Named Executive Officer’s chart);
•	any vested balance in our qualified and non-qualified retirement plans;
•	the ability to convert his individual life insurance and/or individual long-term disability insurance at his own expense; and
•	the ability to exercise vested stock options for a limited period of time.

In the event a Named Executive Officer dies or is terminated due to disability, such Named Executive Officer or his beneficiary would receive benefits under our life insurance or long-term disability plan, as appropriate.

Treatment of Long-Term Incentives Upon Termination or Change in Control

In general, the regular stock option and RSU grants made to our Named Executive Officers are treated as follows in the event of termination or a change-in-control:

Reason for Termination	Treatment of Stock Options	Treatment of Unvested RSUs
Voluntary (e.g., resignation without Good Reason, as defined above under “Employment Agreements”)	Unvested options forfeit; vested options remain exercisable for 90 days	Forfeit
Retirement	Vesting and exercisability of unvested options continue for the remainder of the outstanding ten-year term; exercisability of vested options continues for the remainder of the ten-year term	A pro-rata portion may vest at the discretion of the HR Committee
Severance Event (e.g., resignation with Good Reason or termination without Cause, as defined above under “Employment Agreements”)	Vesting of unvested options continues for the duration of the severance period; exercisability of vested options continues for 90 days following the end of the severance period	According to the terms of the Employment Agreements in place with Messrs. Frankfort, Krakoff, Tucci & Devine, vesting of unvested RSUs continues for the duration of the severance period. For Mr. Stritzke, a pro-rata portion may vest at the discretion of the HR Committee
Death or Long-Term Disability	Vesting of unvested options is accelerated; the estate (or the executive) may exercise the options for a period of five years	A pro-rata portion may vest at the discretion of the HR Committee
Change-in-Control	Vesting of unvested options granted on or before July 3, 2010 is accelerated and exercisability continues for the remainder of the ten-year term; Unvested options granted July 4, 2010 and after forfeit unless the holder is terminated in conjunction with the Change-in-Control (i.e., double-trigger)	Vesting of unvested RSUs granted on or before July 3, 2010 is accelerated; Unvested RSUs granted July 4, 2010 and after forfeit unless the holder is terminated in conjunction with the Change-in-Control (i.e., double-trigger)
Cause (as defined above under “Employment Agreements”)	Vested and unexercised and unvested options forfeit; gains realized in six months prior to termination must be repaid	Forfeit; gains realized in six months prior to termination must be repaid

As described above under “Employment Agreements,” the long-term incentives granted to our Named Executive Officers as part of those agreements have modified treatment in some situations, consistent with the objective of the contracts to support the retention of the executive through the duration of the contract. Although each Named Executive Officer’s contract includes a provision allowing for tax gross up in the event separation benefits trigger an excise tax under Section 280G of the Code, the benefits shown would not be expected to trigger the excise tax and so there is no value to the benefit in this estimate.

The figures in the following tables reflect the specific terms and conditions for each executive, and were calculated using the following assumptions:

•	Long-term incentive categories reflect the intrinsic value of unvested stock options and RSUs whose vesting is accelerated or continued due to the termination, assuming a closing price of our common stock on July 2, 2010 of $35.77, the last trading day before the assumed termination date.
•	The HR Committee does not exercise its discretion to allow pro-rata vesting of RSUs as described above.
•	Based on his age and service, Mr. Frankfort is eligible to retire and receive the special benefits associated with retirement related to stock option vesting described above.
•	The values shown for continuation of benefits and perquisite reflect our cost of each program as of July 1, 2010. These costs may change annually.
•	The “Total” row represents a sum of all estimated payments in the column excluding “Disability Benefits,” which are reflected as a monthly payment made by the insurance company that provides the benefit.

Lew Frankfort

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason(1) ($)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in-Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement ($)
Total	6,614,808	12,887,948	35,660,346	35,660,346	36,033,716	20,137,141	12,887,948
Salary Continuation	0	0	2,428,200	2,428,200	2,428,200	0	0
Benefit and Perquisite Continuation	0	0	88,579	88,579	88,579	0	0
Short Term Incentive	0	0	6,070,500	6,070,500	5,463,450	1,821,150	0
Annual Long Term Incentives
Unvested Stock Options	0	6,273,139	6,273,139	6,273,139	6,273,139	6,273,139	6,273,139
Unvested Restricted Stock Units	0	0	1,739,710	1,739,710	2,720,130	0	0
Contract Long Term Incentives
Unvested Stock Options	0	0	1,358,426	1,358,426	1,358,426	0	0
PRSUs	0	0	11,086,984	11,086,984	11,086,984	2,150,457	0
Retirement Plan Distribution	6,365,195	6,365,195	6,365,195	6,365,195	6,365,195	6,365,195	6,365,195
Life Insurance Benefits(2)	249,613	249,613	249,613	249,613	249,613	3,502,200	249,613
Disability Benefits(3)	0	0	0	0	0	25,000	0

(1)	Resignation without good reason is similar to a voluntary resignation, and means a termination of employment by the executive for “Good Reason” as defined in the executive’s employment agreement. The executive’s unvested annual stock options continue vesting in this termination situation because he is eligible to retire, as defined by the terms of our annual stock option agreements, and as described above. His unvested contract stock options, however, are forfeited if the termination occurs prior to the end of the relevant contract, as would be the case in this example.
(2)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of 7/3/2010. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(3)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of 7/3/2010.

Mike Devine

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in-Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(1) ($)
Total	595,631	595,631	2,903,860	2,903,860	5,472,396	3,715,690	0
Salary Continuation	0	0	580,000	580,000	580,000	0
Benefit and Perquisite Continuation	0	0	63,634	63,634	63,634	0
Short Term Incentive	0	0	1,015,000	1,015,000	870,000	435,000
Annual Long Term Incentives
Unvested Stock Options	0	0	411,367	411,367	966,970	966,970
Unvested Restricted Stock Units	0	0	238,228	238,228	2,396,161	0
Retirement Plan Distribution	548,720	548,720	548,720	548,720	548,720	548,720
Life Insurance Benefits(2)	46,911	46,911	46,911	46,911	46,911	1,740,000
Disability Benefits(3)	0	0	0	0	0	25,000

(1)	Mr. Devine was not eligible to retire as of 7/3/2010.
(2)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of 7/3/2010. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(3)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of 7/3/2010.

Reed Krakoff

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in-Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(1) ($)
Total	3,788,449	3,788,449	40,717,180	40,717,180	46,184,677	23,256,581	0
Salary Continuation	0	0	2,500,000	2,500,000	2,500,000	0
Benefit and Perquisite Continuation	0	0	122,024	122,024	122,024	0
Short Term Incentive	0	0	8,750,000	8,750,000	7,500,000	3,750,000
Contract Short Term Incentive(2)	0	0	16,961,150	16,961,150	16,961,150	0
Annual Long Term Incentives
Unvested Stock Options	0	0	3,814,745	3,814,745	8,970,416	8,970,416
Unvested Restricted Stock Units	0	0	480,033	480,033	2,041,859	0
Contract Long Term Incentives
Unvested Stock Options	0	0	4,300,779	4,300,779	4,300,779	0
Retirement Plan Distribution	3,501,165	3,501,165	3,501,165	3,501,165	3,501,165	3,501,165
Life Insurance Benefits(3)	287,284	287,284	287,284	287,284	287,284	7,035,000
Disability Benefits(4)	0	0	0	0	0	25,000

(1)	Mr. Krakoff was not eligible to retire as of 7/3/2010.
(2)	Assumes Target financial performance on the remaining performance-based retention bonuses; also assumes a Change in Control does not result in a material change to the bonus program.
(3)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of 7/3/2010. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(4)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of 7/3/2010.

Jerry Stritzke

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in-Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(1) ($)
Total	44,353	44,353	1,786,971	1,786,971	6,727,438	5,640,292	0
Salary Continuation	0	0	900,000	900,000	900,000	0
Benefit and Perquisite Continuation	0	0	32,166	32,166	32,166	0
Short Term Incentive	0	0	0	0	0	1,125,000
Annual Long Term Incentives
Unvested Stock Options	0	0	810,452	810,452	1,656,827	1,656,827
Unvested Restricted Stock Units	0	0	0	0	4,094,091	0
Retirement Plan Distribution	40,974	40,974	40,974	40,974	40,974	133,465
Life Insurance Benefits(2)	3,379	3,379	3,379	3,379	3,379	2,700,000
Disability Benefits(3)	0	0	0	0	0	25,000

(1)	Mr. Stritzke was not eligible to retire as of 7/3/2010.
(2)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of 7/3/2010. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(3)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of 7/3/2010.

Mike Tucci

Incremental Benefits Due to Termination Event	Termination by Board with Cause ($)	Resignation by the Executive without Good Reason ($)	Termination by the Board without Cause ($)	Resignation by the Executive with Good Reason ($)	Termination due to Change-in-Control ($)	Termination due to Executive’s Death or Disability ($)	Termination due to Executive’s Retirement(1) ($)
Total	650,525	650,525	11,926,607	11,926,607	14,327,300	5,907,334	0
Salary Continuation	0	0	850,000	850,000	850,000	0
Benefit and Perquisite Continuation	0	0	66,990	66,990	66,990	0
Short Term Incentive	0	0	1,859,375	1,859,375	1,593,750	796,875
Annual Long Term Incentives
Unvested Stock Options	0	0	817,742	817,742	1,922,238	1,922,238
Unvested Restricted Stock Units	0	0	238,228	238,228	1,800,050	0
Contract Long Term Incentives
Unvested Stock Options	0	0	2,279,668	2,279,668	2,279,668	0
Unvested Restricted Stock Units	0	0	5,164,079	5,164,079	5,164,079	0
Retirement Plan Distribution	620,721	620,721	620,721	620,721	620,721	620,721
Life Insurance Benefits(2)	29,804	29,804	29,804	29,804	29,804	2,550,000
Disability Benefits(3)	0	0	0	0	0	17,500

(1)	Mr. Tucci was not eligible to retire as of 7/3/2010.
(2)	In cases other than the executive’s death, reflects the cash surrender value of the individual life insurance policy as of 7/3/2010. In the case of the executive’s death, the death benefit payable to the executive’s estate is shown.
(3)	In the event of termination due to the executive’s long-term disability, reflects the monthly disability benefit payable to the executive under the insurance policy as of 7/3/2010. Because Mr. Tucci waived participation in one component of the policy, his monthly benefit is lower than the other named executive officers’.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information as of July 3, 2010 with respect to the shares of Coach common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	28,743,024	(1)	$30.87	(2)	13,086,096	(3)
Equity compensation plans not approved by security holders(4)	38,322		$23.78		30,211
Total	28,781,346				13,116,307

(1)	Includes 3,837,653 RSUs/PRSUs which do not have an exercise price.
(2)	Includes weighted average exercise price for stock options only.
(3)	Includes securities remaining available for future issuance for each of the following plans:
•	2000 Stock Incentive Plan: 1,151,463
•	2004 Stock Incentive Plan: 11,184,972
•	2000 Non-employee Director Stock Plan: 0
•	2001 Employee Stock Purchase Plan: 749,661
(4)	Includes the 2000 Executive Deferred Compensation Plan, under which there are no securities available for future issuance, and the 2000 Non-Qualified Deferred Compensation Plan for Outside Directors, under which Coach’s outside directors may defer their director’s fees and/or restricted stock units. Amounts deferred under these plans may, at the participants’ election, be either represented by deferred stock units, which represent the right to receive shares of Coach common stock, on a one-for-one basis, on the distribution date elected by the participant, or placed in an interest-bearing account to be paid on such distribution date. Deferred stock units are valued as if each deferral were invested in Coach common stock as of the deferral date. Deferred stock units do not have voting rights, but are credited with dividend equivalents.

Director Compensation

Directors who are Coach employees receive no additional compensation for their services as Directors. Compensation for Coach’s outside Directors (i.e., Directors who are not Coach employees) is recommended by the HR Committee and approved by the Board of Directors. Compensation for each Director consists of an annual cash retainer, which varies based on each Director’s role on the Board, and annual grants of stock options and RSUs made on the date of Coach’s annual meeting of stockholders. As with long-term incentives granted to our executives, the number of stock options and RSUs granted each year is designed to deliver relatively consistent value on a year to year basis, so the number is therefore adjusted each year based primarily on changes in Coach’s stock price. Options granted to outside Directors vest on the earlier of the next Annual Meeting of Stockholders or the one year anniversary of the date of grant. Upon joining the Coach Board, each new outside Director receives a grant of options and RSUs with approximately the same value as the annual grant made at the time of the stockholders meeting.

In addition, Coach’s outside Directors may elect to defer part or all of their annual cash retainer or RSU vesting under Coach’s 2000 Non-Qualified Deferred Compensation Plan for Outside Directors. Deferred amounts may be invested in a stock equivalent account or in an interest-bearing account (for cash retainer only).

Coach’s outside directors receive the following cash compensation:

Base annual retainer:	$60,000
Audit Committee Chair annual retainer:	$30,000
HR Committee Chair annual retainer:	$30,000
GN Committee Chair annual retainer:	$20,000
Lead Outside Director annual retainer:	$30,000

The annual equity grant to our outside Directors is fixed at a FASB ASC 718 expense of approximately $150,000, with approximately 50% of the value of the award made in the form of stock options and approximately 50% made in the form of RSUs. These awards vest in full on the earlier of Coach’s next annual meeting of stockholders or one year from the date of grant, subject to the Director’s continued service until that time. Each new outside Director will receive, upon joining the Board, a grant of options and RSUs with approximately the same value as these annual grants.

Stock ownership policy

During fiscal year 2009, Coach instituted a stock ownership policy for outside Directors. Under the policy, each Director is expected to accumulate the lower of 7,200 Coach shares or Coach shares valued at three times the base annual retainer. Management expects the required level of ownership to be reached within three years of the program’s inception, or, if later, the date a Director was appointed to the Board. Ownership includes shares owned, shares held in Coach’s outside Director deferred compensation plan, and shares equivalent to the after-tax gain on vested, unexercised, in-the-money stock options. As of the last measurement date in March 2010, all of our six outside directors had achieved the desired level of ownership.

Compensation earned in fiscal 2010 for each outside Director is detailed below:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Susan Kropf	2010	60,000	75,000	75,000	—	—	—	210,000
Gary Loveman	2010	60,000	75,000	75,000	—	—	—	210,000
Ivan Menezes(1)	2010	90,000	75,000	75,000	—	—	—	240,000
Irene Miller(2)	2010	110,000	75,000	75,000	—	—	—	260,000
Keith Monda(3)	2010	40,138	—	—	—	—	23,815	63,953
Michael Murphy(1)	2010	90,000	75,000	75,000	—	—	—	240,000
Jide Zeitlin	2010	60,000	75,000	75,000	—	—	—	210,000

(1)	“Fees Earned or Paid in Cash” includes $60,000 annual cash retainer and $30,000 committee chair retainer.
(2)	“Fees Earned or Paid in Cash” includes $60,000 annual cash retainer, $20,000 committee chair retainer and $30,000 lead outside director retainer.
(3)	Compensation shown was paid to Mr. Monda during July and August 2009 pursuant to a Transition Employment Agreement, which expired August 31, 2009; and from September 2009 until the 2009 Annual Meeting of Stockholders, Mr. Monda received the standard base retainer for serving as an outside Director. Mr. Monda retired from the Board, effective at the 2009 Annual Meeting All other compensation includes $3,147 in life insurance premiums and $20,668 in personal usage of a company leased automobile through August 31, 2009 under his Transition Employment Agreement. Mr. Monda paid the taxes associated with these benefits.
(4)	Reflects the aggregate grant date fair value of all stock options and RSU awards computed in accordance with FASB ASC 718, assuming no risk of forfeitures. The weighted average assumptions used in calculating the grant-date fair value of these awards are described under the Summary Compensation Table. As of July 3, 2010, the outstanding stock options held by each outside director were: Susan Kropf,

59,320; Gary Loveman, 87,320; Ivan Menezes, 57,320; Irene Miller,158,188; Michael Murphy, 97,292; Jide Zeitlin, 59,320, and the number of RSUs held by each outside director was 2,264, including dividend equivalents reinvested into the original grant on a quarterly basis.

2010 Director Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(4) ($)
Susan Kropf	—	—	3,351	112,426
Gary Loveman	—	—	3,351	112,426
Ivan Menezes	—	—	3,351	112,426
Irene Miller	—	—	3,351	112,426
Keith Monda(3)	49,600	688,995	19,418	576,483
Michael Murphy	50,000	988,205	3,351	112,426
Jide Zeitlin	—	—	3,351	112,426

(1)	15,350 shares were sold to cover the exercise cost for Mr. Murphy’s stock option exercises.
(2)	Amounts reflect the difference between the exercise price of the stock option and the market price of Coach’s common stock at time of exercise.
(3)	40,186 shares were sold to cover the exercise cost, taxes and fees related to Mr. Monda’s option exercises. 5,575 shares were withheld to cover the taxes related to Mr. Monda’s RSU vesting. Pursuant to the Transition Employment Agreement, shares related to the second RSU vesting were deferred and subsequently distributed on August 9, 2010.
(4)	Amounts reflect the market value of Coach’s common stock on the day the RSUs vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Employment of Family Member of Mr. Monda.  During fiscal year 2010, Coach employed the daughter-in-law of Keith Monda, who served as a Director until November 2009, as Director of Coach Service. Ms. Monda received a base salary of $115,000 during fiscal 2010, with a bonus opportunity and other employment benefits that are standard for Coach’s employees at the same level.

Branding Agreement with Reed Krakoff.  On August 5, 2010, Coach entered into a Branding Agreement with Reed Krakoff, the Company’s President and Executive Creative Director. Under this agreement, Mr. Krakoff has agreed to the Company’s use of his name, image and likeness to develop and market products under the “Reed Krakoff” brand. The Company will have sole ownership of the Reed Krakoff name and all logos, trademarks and other intellectual property used in connection with the Reed Krakoff brand. Mr. Krakoff has agreed to forebear from using his name in any other manner in connection with products in any of the trademark classifications listed in the agreement. In exchange for Mr. Krakoff’s grant of these rights, the Company will pay Mr. Krakoff a usage payment based on the measured operating income of the Reed Krakoff brand above certain annual thresholds; Mr. Krakoff did not receive any payments under this agreement during fiscal year 2010. In the event that Mr. Krakoff’s employment with the Company terminates, the level of this usage payment would be reduced significantly. Commencing in 2015, if Mr. Krakoff is no longer employed by the Company, he would have an option to purchase the rights to the Reed Krakoff brand if net sales for the brand were below stated minimum levels. The purchase price for these rights would depend on the brand’s then-current net sales or operating losses, as well as the amount of time that had elapsed since the end of Mr. Krakoff’s employment with Coach.

Policies and Procedures for Related Person Transactions

Coach has instituted policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Global Business Integrity Program Guide, which is available on our website (www.coach.com) under “Company Information,” requires our Directors and employees to avoid “any situation that creates or appears to create a conflict of interest between personal interests and the interests of Coach.” This prohibition on conflicts of interest under the Code includes any related person transaction unless properly approved.

Under Coach’s Corporate Governance Principles, which are also available on our website (www.coach.com), potential conflicts of interest (including related party transactions) must be reviewed and approved by the following individuals: (1) in the case of a transaction involving a Director of Coach, by the Lead Outside Director and the Chief Executive Officer, and if a significant conflict of interest exists and cannot be resolved, the Director will be asked to resign; (2) in the case of a transaction involving the Chief Executive Officer, President, a divisional President or an Executive/Senior Vice President, by the full Board of Directors; and (3) in the case of a transaction involving any other officer of Coach, by the Chief Executive Officer.

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Coach’s executive officers, Directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Commission regulations to furnish Coach with copies of all Section 16(a) forms filed by such persons. Based solely on Coach’s review of such forms furnished to Coach and written representations from certain reporting persons, Coach believes that all filing requirements applicable to its executive officers, Directors and more than 10% stockholders were complied with during fiscal year 2010, except that as a result of an administrative error, one Form 4 was filed late on Mr. Frankfort’s behalf.

Communicating With The Board

Coach has adopted a policy which permits stockholders and interested parties to contact the Board of Directors. To report complaints or concerns about Coach’s accounting, internal accounting controls, auditing or legal matters directly to Coach’s Board of Directors and/or Audit Committee, stockholders may call 1-866-262-2461, which is manned by an independent service taking confidential messages on behalf of Coach. Complaints or concerns relating to Coach’s accounting, internal accounting controls or auditing matters will be referred to Coach’s Audit Committee. Other relevant legal or ethical concerns will be referred to the Lead Outside Director of Coach’s Board, who is also the Chair of the GN Committee. The status of all outstanding concerns addressed to the Lead Outside Director or the Audit Committee Chair will be reported to the Directors on at least a quarterly basis. Further information on this policy is available to security holders on Coach’s web site, www.coach.com, through the Corporate Governance page.

Stockholder Proposals for the 2011 Annual Meeting

Coach’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice complying with the requirements set forth in our Bylaws generally must be delivered to the Secretary of Coach, at Coach’s principal executive offices, not later than 5:00 p.m., Eastern time, on the 120th day, and not earlier than the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, a stockholder nomination or proposal intended to be considered at the 2011 Annual Meeting must be received by the Secretary after April 27, 2011, and no later than May 27, 2011. Nominations or proposals should be mailed to Coach, Inc., to the attention of Coach’s Secretary, Todd Kahn, 516 West 34th Street, New York, New York 10001. In addition, if you wish to have your proposal considered for inclusion in Coach’s 2011 proxy statement, we must receive it no later than May 27, 2010. Except as required by applicable law, Coach will consider only proposals meeting the requirements of the applicable federal securities laws, the Commission rules promulgated thereunder and Coach’s Bylaws. A copy of the Bylaws may be obtained from Todd Kahn, Coach’s Secretary, by written request to the same address.

Other Business

Coach’s Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business other than as specified in the notice of the meeting that may properly come before the meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the discretion of the persons voting such proxies.

Coach’s Form 10-K

A copy of Coach’s Annual Report on Form 10-K for the fiscal year ended July 3, 2010, as filed with the Securities and Exchange Commission, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to Coach, to the attention of the Investor Relations Department, 516 West 34th Street, New York, New York 10001. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.coach.com by clicking on “Company Information,” then “Investor Relations” and following the link from our “SEC Filings” page.

Expenses of Solicitation

This solicitation is being made by mail, but may also be made by telephone or in person by Coach’s officers and employees (without additional compensation). Coach will pay the cost of soliciting proxies for the Annual Meeting, including the cost of mailing; these costs are expected to total approximately $350,000. Coach will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

Appendix A

COACH, INC.
2010 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Coach, Inc. 2010 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Coach, Inc. (the “Company”) by linking the individual interests of the members of the Board and Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board and Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2  “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3  “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4  “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5  “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6  “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7  “Board” shall mean the Board of Directors of the Company.

2.8  “Change in Control” shall mean and includes each of the following:

(a)  A “Person” (which term, for purposes of this Section 2.8, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Company, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Voting Stock of the Company) is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(b)  The Company consummates a reorganization, merger or consolidation of the Company or the Company sells, or otherwise disposes of, all or substantially all of the Company’s property and assets, or the stockholders of the Company approve a liquidation or dissolution of the Company (other than a reorganization, merger, consolidation or sale which would result in all or substantially all of the beneficial owners of the Voting Stock of the Company outstanding immediately prior thereto continuing to beneficially own, directly or indirectly (either by remaining outstanding or by being converted into voting securities of the resulting entity), more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such entity resulting from the transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s property or assets, directly or indirectly) outstanding immediately after such transaction in substantially the same proportions relative to each other as their ownership immediately prior to such transaction); or

(c)  During any period of 12 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(b)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

2.9  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10  “Committee” shall mean the Human Resources Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 13.1.

2.11  “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12  “Company” shall mean Coach, Inc., a Maryland corporation.

2.13  “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14  “Deferred Stock” shall mean a right to receive Shares awarded under Section 10.4.

2.15  “Director” shall mean a member of the Board, as constituted from time to time.

2.16  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.17  “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18  “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.19  “Eligible Individual” shall mean any Employee or Director designated by the Administrator as eligible to receive an Award or Awards under the Plan, including any officer or key Employee of the Company and all other Employees of the Company.

2.20  “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate, but shall not include any person whose services with the Company are performed pursuant to a contract or arrangement that purports to treat the individual as an independent contractor even if such individual is later determined (by judicial action or otherwise) to have been a common law employee of the Company rather than an independent contractor.

2.21  “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.23  “Fair Market Value” shall mean, as of any given date, the closing sales price for a share of Common Stock as quoted on the New York Stock Exchange (or on any national securities exchange on which the Common Stock is then listed) for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

2.24  “Full Value Award” shall mean any Award other than an Option or a Stock Appreciation Right, and that is settled by the issuance of Shares.

2.25  “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.26  “Holder” shall mean a person who has been granted an Award.

2.27  “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.28  “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.29  “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.30  “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.31  “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors shall only be Non-Qualified Stock Options.

2.32  “Option Term” shall have the meaning set forth in Section 6.4.

2.33  “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.34  “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section10.1.

2.35  “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.36  “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a)  The Performance Criteria that shall be used to establish Performance Goals are limited to the following: net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization); economic value added (as determined by the Committee); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings, income or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); funds from operations; return on assets or net assets; return on capital; return on investment; return on stockholders’ equity; total stockholder returns; return on sales; gross or net profit or operating margin; costs; productivity; expenses; operating efficiency; cost reduction or savings; customer satisfaction; working capital; earnings or diluted earnings per share; adjusted earnings per share; price per share of Common Stock; implementation or completion of critical projects; market share; and economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.37  “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.38  “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.39  “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of shares of Common Stock.

2.40  “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.41  “Plan” shall mean this Coach, Inc. 2010 Incentive Award Plan, as it may be amended or restated from time to time.

2.42  “Prior Plans” shall mean the Coach, Inc. 2004 Stock Incentive Plan (Amended and Restated Effective May 8, 2008), and the Coach, Inc. 2000 Stock Incentive Plan (Amended and Restated as of August 9, 2001), as such plans may be amended from time to time.

2.43  “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.44  “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.45  “Restricted Stock Units” shall mean the right to receive Shares awarded under Article 9.

2.46  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.47  “Shares” shall mean shares of Common Stock.

2.48  “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.49  “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.50  “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.51  “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.52  “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.53  “Termination of Service” shall mean:

(a)  As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b)  As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a)  Subject to Section 14.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 30,000,000 Shares; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by two (2) shares for each Share delivered in settlement of any Full Value Award.

(b)  If any Shares subject to an Award under the Plan are forfeited or expire or such Award is settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full-Value Award is forfeited or expires or such Full-Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by two (2) Shares for each Share subject to such Full-Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c)  If any Shares subject to an award under any Prior Plan are forfeited or expire or such award is settled for cash (in whole or in part) following the date the Company’s stockholders approve the Plan, the Shares subject to such award under such Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be available for future grants of Awards under the Plan; provided, however, that the following Shares subject to Prior Plan awards shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards under the Plan: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of a stock option award granted under a Prior Plan; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an award granted under a Prior Plan; (iii) Shares subject to a stock appreciation right granted under a Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of stock option awards granted under a Prior Plan. Any Shares repurchased by the Company under Section 6.3 of the Prior Plan at the same price paid by the Holder so that such Shares are returned to the Company will be available for Awards under the Plan.

(d)  Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2  Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3  Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any fiscal year shall be 1,000,000 and the maximum aggregate amount of cash that may be paid in cash during any fiscal year with respect to one or more Awards payable in cash shall be $12,000,000. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

3.4  Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Administrator may lapse or waive such vesting restrictions upon the Employee’s death, disability or retirement and (b) Full Value Awards that result in the issuance of an aggregate of up to 5% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Employees without respect to such minimum vesting provisions.

ARTICLE 4.

GRANTING OF AWARDS

4.1  Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2  Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3  Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4  At-Will Employment. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5  Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees or Non-Employee Directors, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6  Non-Employee Director Awards. The Administrator may, in its discretion, provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written non-discretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its discretion.

4.7  Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

5.1  Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2  Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3  Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4  Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6  Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1  Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2  Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Affiliate or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3  Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4  Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5  Option Vesting.

(a)  The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

(b)  No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6  Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7  Substitution of Stock Appreciation Rights. The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price, vesting schedule and remaining Option Term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1  Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2  Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the last business day of the applicable Option

Term with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the last business day of the Option Term. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For the avoidance of doubt, no Option with an exercise price per share that is greater than the Fair Market Value per share of Common Stock on the last business day of the Option Term shall be exercised pursuant to this Section 7.2.

7.3  Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)  In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)  Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 12.1 and 12.2.

7.4  Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1  Award of Restricted Stock.

(a)  The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)  The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2  Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the

Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3  Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4  Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the lesser of the price paid by the Holder for such Restricted Stock or the Fair Market Value as of the date of such repurchase. Notwithstanding the foregoing, except as otherwise provided by Section 3.4, the Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5  Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6  Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1  Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2  Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3  Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.4  Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of employment or directorship with the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator, subject to Section 3.4.

9.5  Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder; provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6  Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee or member of the Board, as applicable; provided, however, that the Administrator, in its sole and absolute discretion may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7  No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

9.8  Dividend Equivalents. Subject to Section 10.2, the Administrator may, in its sole discretion, provide that Dividend Equivalents shall be earned by a Holder of Restricted Stock Units based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Holder and the maturity date of such Award.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
DEFERRED STOCK, STOCK PAYMENTS

10.1  Performance Awards.

(a)  The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. Performance Awards may be denominated in units of value including dollar value of shares of Common Stock (“Performance Stock Units”). The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator with respect to a particular Holder. In making such determinations, the Administrator may consider (among such other factors as it deems relevant) the contributions and responsibilities of the particular Holder. Performance Awards, including Performance Stock Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b)  Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator.

Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2  Dividend Equivalents.

(a)  Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents that are based on dividends paid prior to the vesting of an Award shall only be paid out to the Holder to the extent that the vesting conditions are subsequently satisfied and the Award vests.

(b)  Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3  Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4  Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award has been issued to the Holder.

10.5  Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award and/or Stock Payment award shall be set by the Administrator in its sole discretion.

10.6  Purchase Price. The Administrator may establish the purchase price of a Performance Award, shares of Deferred Stock or shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.7  Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award and/or Stock Payment award is distributable only while the Holder is an Employee or Director, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award and/or Stock Payment award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1  Grant of Stock Appreciation Rights.

(a)  The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)  A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)  Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2  Stock Appreciation Right Vesting.

(a)  The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)  No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3  Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)  A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)  Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

11.4  Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5  Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

11.6  Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights. Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the last business day of the applicable Stock Appreciation Right Term with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the last business day of the Stock Appreciation Right Term. In the discretion of the Administrator, payment of the exercise price of any such Stock Appreciation Right shall be made pursuant to Section 12.1(b) or 12.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is greater than the Fair Market Value per share of Common Stock on the last business day of the Stock Appreciation Right Term shall be exercised pursuant to this Section 11.6.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1  Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2  Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3  Transferability of Awards.

(a)  Except as otherwise provided in Section 12.3(b):

(i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)  During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b)  Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c)  Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than

50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4  Conditions to Issuance of Shares.

(a)  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)  All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)  The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)  Unless otherwise determined by the Administrator, fractional Shares may be issued pursuant to Awards granted under the Plan.

(e)  Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5  Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

12.6  Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 14.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 13.

ADMINISTRATION

13.1  Administrator. The Human Resources Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2  Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3  Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4  Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)  Designate Eligible Individuals to receive Awards;

(b)  Determine the type or types of Awards to be granted to each Eligible Individual;

(c)  Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)  Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)  Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)  Decide all other matters that must be determined in connection with an Award;

(h)  Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)  Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j)  Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k)  Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Sections 3.4 and 14.2(d).

13.5  Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

13.6  Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1  Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (i) increase the number of shares available under the Plan (other than adjustments as provided by Section 14.2) or increase the limits imposed in Section 3.1 or 3.3, (ii) permit the Administrator to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permit the Administrator to extend the exercise period for an Option beyond ten (10) years from the date of grant, (iv) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (v) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. An amendment to this Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company’s Bylaws. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.2  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Common Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b)  In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)  To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v)  To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 14.2(a) and 14.2(b):

(i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect, or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award continues in effect, or is assumed or an equivalent Award substituted, and the surviving or successor corporation terminates a Holder’s employment or service without cause upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(e)  In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable, in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f)  For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g)  The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h)  With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i)  The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j)  No action shall be taken under this Section 14.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k)  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

14.3  Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no shares of Common Stock shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders; and, provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

14.4  No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

14.5  Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6  Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees or Directors of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7  Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

14.8  Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9  Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

14.10  Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

14.11  No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12  Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13  Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14  Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15  Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Coach, Inc. on September 17, 2010.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Coach, Inc. on  , 2010.

Executed on this  day of , 2010.

/s/ Todd Kahn Corporate Secretary

COACH, INC.
516 W. 34TH STREET
4TH FLOOR
NEW YORK, NY 10001
ATTENTION: ASSISTANT SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M27313-P00144-Z53721 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COACH, INC.

The Board of Directors recommends a vote FOR the following:

1. Election of Directors

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Lew Frankfort
02) Susan Kropf
03) Gary Loveman
04) Ivan Menezes
05) Irene Miller
06) Michael Murphy
07) Jide Zeitlin

The Board of Directors recommends a vote FOR proposals 2 and 3.

The Board of Directors recommends a vote AGAINST the following proposal:

	For	Against	Abstain
4. To vote on a stockholder proposal	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

NOTICE TO EMPLOYEES PARTICIPATING IN THE COACH, INC. SAVINGS AND PROFIT SHARING PLAN:

This proxy card indicates the number of whole shares credited to this account in the Coach, Inc. Savings and Profit Sharing Plan (the "Savings Plan") as of the close of business on September 7, 2010. These shares will be voted as you instruct if this proxy card is received on or before November 3, 2010 by Broadridge Financial Solutions, which is acting on behalf of Fidelity Management Trust Company, the Trustee of the Savings Plan.

If the Trustee does not receive your voting instructions by November 3, 2010, the Trustee will vote these Savings Plan shares in the same proportion as it votes all other shares in the Savings Plan for which it has received timely voting instructions.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M27314-P00144-Z53721

COACH, INC.
Annual Meeting of Stockholders
November 3, 2010 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lew Frankfort or Todd Kahn, or either of them, with full power of substitution in each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Coach, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2010 Annual Meeting of Stockholders of the Company to be held November 3, 2010 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The Meeting will be held at 9:00 a.m. on November 3, 2010 at the Company's offices, 516 West 34th Street, New York, NY 10001. The undersigned hereby acknowledges receipt of the notice of the 2010 Annual Meeting of Stockholders and of the accompanying Proxy Statement and hereby revokes any proxies submitted previously with respect to such meetings.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side